                                                                   EXHIBIT 10.24

                                                                  EXECUTION COPY

================================================================================






                               TERM LOAN AGREEMENT




                          Dated as of February 27, 2003


                                      among


                          CITGO PETROLEUM CORPORATION,

                                as the Borrower,


               CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH,

                             as Administrative Agent


                                       and


                         The Other Lenders Party Hereto



                           CREDIT SUISSE FIRST BOSTON,

                    as Sole Lead Arranger and Sole Bookrunner



================================================================================

                                TABLE OF CONTENTS


ARTICLE I.  DEFINITIONS AND ACCOUNTING TERMS.............................1
         1.01  Defined Terms.............................................1
         1.02  Other Interpretive Provisions............................21
         1.03  Accounting Terms.........................................21
         1.04  Rounding.................................................22
         1.05  References to Agreements and Laws........................22
         1.06  Times of Day.............................................22

ARTICLE II.  THE COMMITMENTS AND BORROWINGS.............................22
         2.01  Loans....................................................22
         2.02  Borrowings, Conversions and Continuations of Loans.......22
         2.03  Prepayments..............................................23
         2.04  Termination or Reduction of Commitments..................24
         2.05  Repayment of Loans.......................................24
         2.06  Interest.................................................24
         2.07  Fees.....................................................25
         2.08  Computation of Interest and Fees.........................25
         2.09  Evidence of Debt.........................................25
         2.10  Payments Generally.......................................25
         2.11  Sharing of Payments......................................27

ARTICLE III.  TAXES, YIELD PROTECTION AND ILLEGALITY....................27
         3.01  Taxes....................................................27
         3.02  Illegality...............................................28
         3.03  Inability to Determine Rates.............................28
         3.04  Increased Cost and Reduced Return; Capital Adequacy;
               Reserves on Eurodollar Rate Loans........................29
         3.05  Funding Losses...........................................29
         3.06  Matters Applicable to all Requests for Compensation......30
         3.07  Survival.................................................30

ARTICLE IV.  CONDITIONS PRECEDENT TO CREDIT EXTENSIONS..................30
         4.01  Conditions of Initial Borrowing..........................30

ARTICLE V.  REPRESENTATIONS AND WARRANTIES..............................33
         5.01  Corporate Existence: Power; Compliance with Laws.........33
         5.02  Corporate Authorization; No Contravention................33
         5.03  Governmental Authorization; Other Consents...............33
         5.04  Binding Effect...........................................34
         5.05  Litigation...............................................34
         5.06  No Default...............................................34
         5.07  Fire, Strike, Act of God, etc............................34
         5.08  Liens....................................................34
         5.09  ERISA....................................................34
         5.10  Use of Proceeds; Margin Regulations......................35
         5.11  Title to Properties......................................35
         5.12  Taxes....................................................35
         5.13  Financial Condition......................................35
         5.14  Environmental Matters....................................36
         5.15  Regulated Entities.......................................36

         5.16  Copyrights, Patents, Trademarks and Licenses, etc........36
         5.17  Subsidiaries.............................................37
         5.18  Subsidiary Indebtedness..................................37
         5.19  The Pledged Entities; Collateral Agreement...............37
         5.20  Solvency.................................................37
         5.21  Full Disclosure..........................................37

ARTICLE VI.  AFFIRMATIVE COVENANTS......................................37
         6.01  Financial Statements.....................................37
         6.02  Certificates; Other Information..........................38
         6.03  Notices..................................................39
         6.04  Preservation of Corporate Existence, Etc.................40
         6.05  Insurance................................................40
         6.06  Taxes....................................................41
         6.07  Compliance with Laws.....................................41
         6.08  Compliance with Material Contractual Obligations.........41
         6.09  Inspection of Property and Books and Records.............41
         6.10  Maintenance of Properties................................42
         6.11  Use of Proceeds..........................................42
         6.12  Further Assurances.......................................42

ARTICLE VII.  NEGATIVE COVENANTS........................................42
         7.01  Negative Covenants Applicable to the Borrower and
               Restricted Subsidiaries..................................42
         7.02  Financial Covenants......................................51

ARTICLE VIII.  EVENTS OF DEFAULT........................................51
         8.01  Event of Default.........................................51
         8.02  Remedies Upon Event of Default...........................54
         8.03  Application of Funds.....................................54

ARTICLE IX.  ADMINISTRATIVE AGENT.......................................55
         9.01  Appointment and Authorization of Administrative Agent....55
         9.02  Delegation of Duties.....................................55
         9.03  Liability of Administrative Agent........................55
         9.04  Reliance by Administrative Agent.........................55
         9.05  Notice of Default........................................56
         9.06  Credit Decision; Disclosure of Information by
               Administrative Agent.....................................56
         9.07  Indemnification of Administrative Agent..................57
         9.08  Administrative Agent in its Individual Capacity..........57
         9.09  Successor Administrative Agent...........................57
         9.10  Administrative Agent May File Proofs of Claim............58

ARTICLE X.  MISCELLANEOUS...............................................58
         10.01 Amendments, Etc..........................................58
         10.02 Notices and Other Communications; Facsimile Copies.......59
         10.03 No Waiver; Cumulative Remedies...........................60
         10.04 Attorney Costs, Expenses and Taxes.......................60
         10.05 Indemnification by the Borrower..........................61
         10.06 Payments Set Aside.......................................61
         10.07 Successors and Assigns...................................62
         10.08 Confidentiality..........................................64
         10.09 Set-off..................................................65
         10.10 Interest Rate Limitation.................................65

         10.11 Counterparts.............................................66
         10.12 Integration..............................................66
         10.13 Survival of Representations and Warranties...............66
         10.14 Severability.............................................66
         10.15 Tax Forms................................................66
         10.16 Replacement of Lenders...................................68
         10.17 Certain Repurchases of Tax-Exempt Bonds..................68
         10.18 Governing Law............................................68
         10.19 Waiver of Right to Trial by Jury.........................68
         10.20 Entire Agreement.........................................69


         SIGNATURES....................................................S-1


SCHEDULES

    1.01         Tax-Exempt Bonds
    2.01         Commitments and Pro Rata Shares
    4.01         Qualifications as a Foreign Corporation
    5.13(c)      Off-Balance Sheet Liabilities
    5.13(d)      Potential Material Adverse Effect
    5.14         Environmental Matters
    5.17         Subsidiaries and Other Equity Investments
    5.18         Subsidiary Indebtedness and Guarantees
    5.19         Equity Interests in Colonial Pipeline Entities and Explorer
                 Pipeline Entity
    7.01(a)      Existing Liens
    7.01(c)      Existing Investments
    10.02        Administrative Agent's Office, Certain Addresses for Notices


EXHIBITS

      FORM OF

      A        Interest Period Notice
      B        Note
      C        Compliance Certificate
      D        Assignment and Assumption
      E        Collateral Agreement
      F        [Intentionally Omitted]
  G-1 and G-2  Form of Opinions of Counsel to the Borrower

                              TERM LOAN AGREEMENT

         This TERM LOAN AGREEMENT ("Agreement") is entered into as of February 27, 2003, among CITGO PETROLEUM CORPORATION, a Delaware corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH, as Administrative Agent.

         WHEREAS, the Borrower has requested that the Lenders provide a term loan facility in an aggregate principal amount of $200,000,000, and the Lenders are willing to do so on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Administrative Agent" means Credit Suisse First Boston, Cayman Islands Branch, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, as to any Person, (a) any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) in the case of the Borrower or any Subsidiary, any Person who is a director or officer of such Person or of any Person described in the foregoing clause (a). For purposes of this definition, "control" (and with correlative meaning "controlled" and "under common control") of a Person shall mean (i) the power, direct or indirect, (A) to vote 50% or more of the securities having ordinary voting power for the election of directors of such Person or (B) to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise or (ii) the ownership, direct or indirect, of 10% or more of any class of Voting Stock of such Person (if such class of Voting Stock is publicly held).

         "Affiliate Guarantee Transaction" means any transaction in which the Borrower or any Subsidiary of the Borrower shall guarantee any Indebtedness or obligations of any Person that is at the time an Affiliate of the Borrower or of such Subsidiary, as the case may be, provided that, as of the date of such guarantee, the Borrower would be in compliance with each of Sections 7.02(a) and
(c) of this Agreement.

         "Agent-Related Persons" means the Administrative Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Aggregate Commitment" or "Aggregate Commitments" mean the Commitments of all the Lenders.

         "Agreement" means this Credit Agreement.

         "Applicable Rate" means (a) with respect to any Eurodollar Rate Loan, initially 5.25% per annum and (b) with respect to any Base Rate Loan at any time, the Applicable Rate in effect at such time for Eurodollar Rate Loans minus 1.00% per annum.

         "Arranger" means Credit Suisse First Boston, in its capacity as sole lead arranger and sole bookrunner.

         "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit D.

         "Attorney Costs" means and includes (a) with respect to the negotiation, syndication, preparation, execution and delivery of this Agreement and each other Loan Document and any modifications or waivers related thereto, all reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel to the extent that the services performed by internal counsel do not duplicate services performed by external counsel; provided that invoices for such fees and disbursements shall be rendered in reasonable detail; and (b) with respect to each particular matter regarding enforcement or protection of the rights of any Lender, the Administrative Agent in connection with enforcement or protection of its rights pursuant to this Agreement, all reasonable fees and disbursements of any law firm or other external counsel (including, if such Person has not elected to use outside counsel for such particular matter or if the Company shall have consented, the allocated cost of internal legal services and all disbursements of internal legal counsel for such matter).

         "Attributable Indebtedness" means, on any date, in respect of any Synthetic Lease obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

         "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal year ended December 31, 2002, and the related consolidated statements of income or operations, shareholder's equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

         "Base Rate" means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Credit Suisse First Boston as its "prime rate" in effect at its principal office in New York City and (c) 4.00%. Any change in such rate announced by Credit Suisse First Boston shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "Borrower" has the meaning specified in the introductory paragraph hereto.

         "Borrowing" means a borrowing consisting of simultaneous Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Rate Loans, having the same Interest Period.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "Capitalization" means, as of any date of determination, an amount equal to the sum of:

                  (a) Indebtedness as of such date (other than Receivables Financing Indebtedness and other than Permitted Preferred Trust Securities) of the Borrower and its Subsidiaries; minus

                  (b) an amount equal to (a) the Indebtedness as of such date of each Subsidiary that is not a Wholly-Owned Subsidiary and whose Indebtedness is not guaranteed by the Borrower or any Subsidiary multiplied by (b) a fraction, the denominator of which is the number of shares of outstanding capital stock of such Subsidiary and the numerator of which is the number of shares of capital stock of such Subsidiary not held by the Borrower or another Subsidiary; plus

                  (c) Net Worth. For purposes of calculating the Capitalization Ratio as of any date which is not the last day of a Fiscal Quarter, Net Worth shall be calculated as of the last day of the most recent Fiscal Quarter.

         "Capitalization Ratio" means, as of any date of determination, the ratio of Indebtedness (other than (i) Receivables Financing Indebtedness, (ii) Permitted Preferred Trust Securities and (iii) Excluded Permitted Affiliate Subordinated Indebtedness) of the Borrower and its Subsidiaries to Capitalization; provided, however, there shall be excluded from Indebtedness an amount equal to (a) the Indebtedness of each Subsidiary that is not a Wholly-Owned Subsidiary and whose Indebtedness is not guaranteed by the Borrower or any Subsidiary multiplied by (b) a fraction, the denominator of which is the number of shares of outstanding capital stock of such Subsidiary and the numerator of which is the number of shares of capital stock of such Subsidiary not held by the Borrower or another Subsidiary.

         "CARCO" means CITCO Asphalt Refining Company, a New Jersey general partnership.

         "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.).

         "Change of Control" means (a) any condition or occurrence such that less than 50% of the Voting Stock of the Borrower shall be owned, directly or indirectly, by PDVSA, (b) the failure by the Borrower at any time to own 100% of the equity interests in each of the Pledged Entities or (c) the occurrence of any "Change of Control" as such term is defined in the Indenture.

         "CIC" means CITGO Investment Company, a Delaware corporation.

         "CITGO Puerto Rico" means CITGO International Puerto Rico Company, a Puerto Rican civil partnership and an indirect Wholly-Owned Subsidiary of the Borrower.

         "CITGO Puerto Rico Credit Agreement" means the 364 day credit agreement entered into as of May 28, 2002, among CITGO Puerto Rico, the lenders referred to therein and Mizuho Corporation Bank Limited as Administrative Agent, together with the related documents thereto (including the revolving loan facility, note purchase or placement facility, letter of credit facility or other arrangement for the extension of credit thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such credit agreement or a successor credit agreement, whether by the same or any other lender or group of lenders.

         "Closing Date" means the date hereof.

         "Code" means the Internal Revenue Code of 1986.

         "Collateral" means any and all "Collateral" as defined in any applicable Security Document.

         "Collateral Agreement" means the Guarantee and Collateral Agreement among the Borrower, each Pledged Entity and the Administrative Agent, substantially in the form of Exhibit E.

         "Colonial Pipeline Entities" means Colonial Ventures, L.L.C., a Delaware limited liability company, and Colonial Pipeline Company, a Delaware corporation.

         "Commitment" means, as to each Lender, its obligation to (a) make a Loan to the Borrower on the Closing Date pursuant to Section 2.01, in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

         "Computation Period" shall mean, when used in the Compliance Certificate or in Section 7.02(b) with reference to the calculation as of the last day of the Fiscal Quarter, the 12-month period ending on that date.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Control" has the meaning specified in the definition of "Affiliate."

         "CPIC" means CITGO Pipeline Investment Company, a Delaware corporation.

         "CRCCLP" means CITGO Refining and Chemicals Company, L.P., a Delaware limited partnership, formerly known as CITGO Refining and Chemicals, Inc., the partners in which are CIC and the Borrower.

         "CRCCLP Crude Supply Agreement" means that certain Crude Oil and Feedstock Supply Agreement, dated as of March 31, 1987, by and between CRCCLP and Petroleos.

         "Crude Supply Agreement" means that certain Crude Supply Agreement, dated as of September 30, 1986, by and between the Borrower and Petroleos.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event or condition that, with the giving of any notice, the passage of time, or both, would (if not cured or otherwise remedied during such time) be an Event of Default.

         "Default Rate" means an interest rate equal to (a) the Base Rate plus
(b) the Applicable Rate applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable
Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

         "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or Insolvency Proceeding.

         "Disposition" has the meaning set forth in Section 7.01(b)(v).

         "Dollar" and "$" mean lawful money of the United States.

         "Domestic" entity means any entity that is organized under the laws of any political subdivision of the United States.

         "EBITDA" means, for any period, an amount equal to the sum of: (a) Net Income of the Borrower and its Subsidiaries on a consolidated basis for such period; plus (b) the aggregate amount of Interest Expense of the Borrower and its Subsidiaries that was deducted for such period in determining such Net Income; plus (c) the aggregate amount that was deducted in respect of Federal, state and local income taxes of the Borrower and its Subsidiaries for such period in determining Net Income, plus (d) the aggregate amount which was deducted in respect of depreciation and amortization in determining Net Income for such period.

         "Eligible Assignee" has the meaning specified in Section 10.07(g).

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan:

                  (a) the greater of (i) 3.00% per annum and (ii) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate as set forth by any service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) if the rate referenced in the preceding clause (a)(ii) is not available, the greater of (i) 3.00% per annum and (ii) the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Credit Suisse First Boston and with a term equivalent to such Interest Period would be offered by Credit Suisse First Boston's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

         "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

         "Event of Default" has the meaning specified in Section 8.01.

         "Excluded Permitted Affiliate Subordinated Indebtedness" means Permitted Affiliate Subordinated Indebtedness in a principal amount not to exceed $200,000,000.

         "Explorer Pipeline Entity" means Explorer Pipeline Company, a Delaware corporation.

         "Facility" means the senior secured credit facility documented by this Agreement.

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Credit Suisse First Boston on such day on such transactions as determined by the Administrative Agent.

         "Fee Letter" means the letter agreement, dated February 20, 2003, among the Borrower, the Administrative Agent and the Arranger.

         "Fiscal Quarter" means each fiscal quarter of the Borrower and its Subsidiaries.

         "Fiscal Year" means each fiscal year of the Borrower and its Subsidiaries.

         "Foreign Lender" has the meaning specified in Section 10.15(a)(i).

         "FRB" means the Board of Governors of the Federal Reserve System of the United States.

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Granting Lender" has the meaning specified in Section 10.07(h).

         "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any monetary obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary monetary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

         "Guarantee and Collateral Requirement" means, at any time, the requirement that:

                  (a) the Administrative Agent shall have received from each Loan Party a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Loan Party;

                  (b) all the capital stock of or other equity interests in the Colonial Pipeline Entities and the Explorer Pipeline Entity owned directly or indirectly by the Borrower shall have been transferred to and shall (except as a result of a transaction expressly permitted under Section 3.03(II)(b)(i) of the Guarantee and Collateral Agreement) be owned beneficially and of record by the Pledged Entities, and such transfer and ownership shall have been made in accordance with all applicable provisions of the organizational documents of the Colonial Pipeline Entities and the Explorer Pipeline Entity and all related equity holders' agreements or other agreements and duly recorded on the transfer books maintained by the Colonial Pipeline Entities and the Explorer Pipeline Entity;

                  (c) the Borrower shall be the beneficial and record owner of all the capital stock of or other equity interests in each Pledged Entity;

                  (d) each interest of the Borrower in the Pledged Entities shall be represented by a certificate and shall be a "security" within the meaning of, and shall be governed by, Article 8 of the New York UCC (in accordance with express provisions indicating the same in the charter documents of the Pledged Entities);

                  (e) all outstanding capital stock or other equity interests owned by or on behalf of the Borrower in each Pledged Entity shall have been pledged pursuant to the Collateral Agreement and the Administrative Agent shall have received certificates or other instruments representing all such capital stock or other equity interests together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

                  (f) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Agreement and to perfect such Liens to the extent required by, and with the priority required by, the Collateral Agreement shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

                  (g) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Impermissible Qualification" means, relative to any opinion by independent public accountants as to any financial statement of the Borrower or any of its Subsidiaries or of the Borrower and any of its Subsidiaries, any qualification or exception to such opinion:

                  (a) which is of a "going concern" or a similar nature;

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement (other than scope limitations included in the standard form of opinion utilized by such accountants); or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 7.02.

         "Indebtedness" with respect to any Person means, without duplication,
(a) all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (i) all indebtedness for borrowed money of such Person or for the deferred purchase price of property acquired by, or services rendered to, such Person, (ii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to any property acquired by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any Lien upon or in any property owned by such Person whether or not such Person has assumed or become liable for the payment of such indebtedness for borrowed money, and (iv) at all times such liability is interest bearing, any finally assessed withdrawal liability of such Person or a commonly enrolled entity to a Multiemployer Plan; (b) the present value determined in accordance with GAAP of all obligations of such Person under leases that are recorded as capitalized leases; (c) indebtedness arising under acceptance facilities, any surety bond as to which such Person is liable for reimbursement and the undrawn maximum face amount of all outstanding letters of credit issued for the account of such Person (except to the extent such letters of credit are issued to secure the payment by such Person of obligations for Indebtedness otherwise included herein) and, without duplication, the outstanding amount of all drafts drawn thereunder; (d) all Off-Balance Sheet Liabilities; and to the extent not included in clauses (a) through (d) above, all direct or indirect Guarantees by such Person of Indebtedness described in this definition of any other Person; provided, that, for purposes of this definition, the following shall not be included as Indebtedness: (A) trade payables incurred within the ordinary course of business and payable within 90 days of the incurrence thereof; (B) Indebtedness of the Borrower owed to Wholly-Owned Subsidiaries of the Borrower, provided that such Indebtedness is subordinated to the Obligations in accordance with Section 7.01(e); or (C) Indebtedness of a Wholly-Owned Subsidiary owed to the Borrower or a Wholly-Owned Subsidiary.

         For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer (for purposes of clarity, it is agreed that "joint venturer" does not include a limited partner of a limited partnership), unless such Indebtedness is expressly made non-recourse to such Person.

         "Indemnified Liabilities" has the meaning set forth in Section 10.05.

         "Indemnities" has the meaning set forth in Section 10.05.

         "Indenture" means the Indenture dated as of the date hereof between the Borrower and The Bank of New York, as Trustee, relating to the Borrower's 11-3/8% Senior Notes Due February 1, 2011.

         "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

         "Interest Expense" means, without duplication, for any period, the sum of:

                  (i) aggregate interest expense of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP and in any event including, without duplication, all commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptances and net costs under Interest Rate Swap Contracts and the portion of any obligation under capitalized leases allocable to interest expense;

                  plus

                  (ii) interest expense of the Borrower and its Subsidiaries capitalized during such period;

                  minus

                  (iii) amortization of capitalized interest expense of the Borrower and its Subsidiaries for such period.

         "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

         "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to a Eurodollar Rate Loan or on the last day of the preceding Interest Period applicable to such Eurodollar Rate Loan, as the case may be, and ending as determined pursuant to Section 2.01 or 2.02(a), on the date either (i) one or
(ii) three months thereafter; provided that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the Maturity
         Date.

         "Interest Period Notice" means an irrevocable notice of the Interest Period applicable to a continuation of Eurodollar Rate Loans pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

         "Interest Rate Swap Contract" has the meaning set forth in the definition of "Swap Contract."

         "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "IRS" means the United States Internal Revenue Service.

         "Key Contracts" means the Crude Supply Agreement, the Supplemental Crude Supply Agreement and the CRCCLP Crude Supply Agreement.

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "LCR" means Lyondell-CITGO Refining LP, a Delaware limited partnership.

         "Lender" has the meaning specified in the introductory paragraph hereto.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

         "Loan" means an extension of credit by a Lender to the Borrower under
Article II.

         "Loan Documents" means this Agreement, the Collateral Agreement, each other Security Document, each Note and the Fee Letter.

         "Loan Parties" means each of the Borrower and the Pledged Entities.

         "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

         "Material Acquisition" means any acquisition where either the purchase price or the book value of the assets acquired equals or exceeds the greater of
(a) $300,000,000 and (b) 5% of Capitalization.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, taking into account insurance coverage and effective indemnification; (b) a material impairment of the ability of the Borrower to perform its payment or other material obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any other Loan Party of any Loan Document to which it is a party.

         "Material Debt" means Indebtedness, Guarantees or Swap Contract Obligations of any one or more of the Borrower and its Subsidiaries (except for Indebtedness of any Subsidiary to the Borrower or to any Wholly-Owned Subsidiary) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any syndicated credit arrangement) of more than $35,000,000.

         "Maturity Date" means February 27, 2006.

         "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

         "Multiemployer Plan" means any "multiemployer plan" (as that term is defined under section 3(37) of ERISA) under which the Borrower or any Related Person has contributed or with respect to which the Borrower or such Related Person may have any liability.

         "Net Income" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries for the period, calculated without giving effect to extraordinary gains and extraordinary losses. For the avoidance of doubt, net income means net income before any adjustments for comprehensive income or comprehensive loss.

         "Net Proceeds" means, with respect to any event,

                  (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, property damage insurance proceeds (excluding business interruption insurance proceeds), and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of

                  (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a Sale Leaseback Transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries, and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable and that, in each case, are directly attributable to such event.

         "Net Worth" means, as of any date of determination, Shareholder's Equity of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

         "Note" means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower or any other Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower, any other Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

         "Off-Balance Sheet Liabilities" means, with respect to any Person as of any date of determination thereof, without duplication: (a) with respect to any asset securitization transaction (including any Receivables Purchase Facility)
(i) the unrecovered investment of the purchasers (or the transferees) of the assets transferred pursuant to such transaction, and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (y) impair the characterization of the transaction as a true sale under applicable Laws (including Debtor Relief Laws); (b) the monetary obligations under any Synthetic Lease or financing lease which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized by a court of competent jurisdiction as indebtedness; (c) the monetary obligations under any Sale Leaseback Transaction which does not create a liability classified as Indebtedness; or (d) any other monetary obligation arising with respect to any other transaction which (i) upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized by a court of competent jurisdiction as indebtedness or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute Indebtedness (for purposes of this clause (d), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing). The amount of any Synthetic Lease obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

         "Outstanding Amount" means, with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of Loans occurring on such date.

         "Participant" has the meaning specified in Section 10.07(d).

         "Pass-Through Investment" means an Investment (a) which Investment is made by the Borrower contemporaneously with the making of a capital contribution in the Borrower by PDVSA or one of its Subsidiaries, which capital contribution is in cash and is specified for the purpose of the making of such Investment, and (b) which Investment shall be no greater than the amount of such capital contribution.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

         "PDVMR" means PDV Midwest Refining, LLC, a Delaware limited liability company.

         "PDVSA" means Petroleos de Venezuela, S.A., a Venezuelan corporation.

         "Permitted Affiliate Subordinated Indebtedness" means unsecured Indebtedness owed by the Borrower to an Affiliate of the Borrower, subordinated to the Obligations and any refinancing thereof pursuant to subordination terms satisfactory to the Administrative Agent, provided that such Indebtedness (i) shall not bear a rate of interest that is greater than a market rate of interest, and (ii) shall not require any principal payment (whether pursuant to an amortization schedule, maturity, or otherwise) earlier than one year after the Maturity Date.

         "Permitted Liens" has the meaning specified in subsection 7.01(a).

         "Permitted Preferred Trust Securities" means any securities made up of trust participation interests, or of limited partnership interests, issued by a Subsidiary of the Borrower; provided that:

                  (a) the issuer of such securities has no assets other than Permitted Subordinated Trust Indebtedness owing to it by the Borrower.

                  (b) payments upon such securities can be made only out of funds received in payment of such Permitted Subordinated Trust Indebtedness;

                  (c) so long as no default has occurred and is continuing under the indenture or related documents executed in connection with the issuance of such securities, at the election of the Borrower (acting either directly or through such issuer), all payments upon such securities can be deferred for the greater of (i) one or more payment periods, and (ii) a period expiring not earlier than 20 years after the Maturity Date; and

                  (d) such securities shall not be subject to mandatory redemption or redemption at the option of the holder thereof at a time that is earlier than 20 years after the Maturity Date.

         "Permitted Subordinated Trust Indebtedness" means (a) any promissory notes or debentures issued by the Borrower to any issuer of Permitted Preferred Trust Securities, provided that such notes or debentures (i) are subordinated to the Obligations pursuant to subordination terms satisfactory to the Administrative Agent, (ii) do not require any principal payments to be made at a time that is earlier than 20 years after the Maturity Date, (iii) provide that so long as no default has occurred and is continuing thereunder or under the indenture or related documents executed in connection therewith, at the election of the Borrower, all payments upon such notes or debentures can be deferred for the greater of (A) one or more payment periods, and (B) a period expiring not earlier than 20 years after the Maturity Date, and (iv) have a maturity date that is not earlier than 20 years after the Maturity Date, and (b) any guaranty by the Borrower that the issuer of such Permitted Preferred Trust Securities will make required distributions thereon to the extent it has funds available therefore, provided that such guaranty is subordinated to the Obligations pursuant to subordination terms satisfactory to the Administrative Agent.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Petroleos" means PDVSA Petroleo, S.A., a Venezuelan corporation.

         "Pipeline Inventory Advance Sales" means sales after the Closing Date by the Borrower of its refined products at the time those products are delivered into the custody of interstate pipelines; except to the extent that at any time the amount of the products so sold that is contained in interstate pipelines at such time exceeds $100,000,000.

         "Plan" means any plan described in section 4021(a) of ERISA and not excluded pursuant to section 4021(b) thereof, under which the Borrower or any Related Person to the Borrower has contributed or with respect to which the Borrower or such Related Person is liable.

         "Pledged Entities" means CITGO Pipeline Holding I, LLC, a Delaware limited liability company, and CITGO Pipeline Holding II, LLC, a Delaware limited liability company, each a direct, Wholly-Owned Subsidiary of the Borrower.

         "Prepayment Event" means:

                  (a) any sale, transfer or other disposition (including pursuant to a Sale Leaseback Transaction) of any property or asset of the Borrower or any Subsidiary, other than (i) sales of inventory or used or surplus equipment in the ordinary course of business, (ii) sales, transfers and dispositions to the Borrower or a Subsidiary,
         (iii) sales pursuant to a permitted Receivables Securitization Transaction and (iv) Pipeline Inventory Advance Sales; provided that no Prepayment Event under this clause (a) shall be deemed to exist until the aggregate amount of Net Proceeds received after the Closing Date in respect of such sales, transfers or other dispositions (other than those referred to in clauses (i) through (iv)) shall be in excess of $50,000,000 and thereafter only to the extent such Net Proceeds are not reinvested within 90 days after the receipt thereof in respect of capital expenditures of the Borrower or any Subsidiary; or

                  (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary, but (i) only to the extent the Net Proceeds therefrom are not applied to repair, restore or replace such property or asset within 180 days after such event (or if any part of such Net Proceeds are received after such 180-day period, only to the extent proceeds equal to or greater than such part of such Net Proceeds have not been used to repair, restore or replace such property or asset prior to the date on which such part of such Net Proceeds are received) and (ii) excluding proceeds received under business interruption insurance policies; or

                  (c) any issuance by the Borrower or any Subsidiary of any capital stock, other than any issuance of capital stock to the Borrower, any Subsidiary or any Person that is an Affiliate of the Borrower prior to such issuance; or

                  (d) any incurrence by the Borrower or any Subsidiary of any Indebtedness for borrowed money owed to any Person other than the Borrower or a Subsidiary other than

                           (i) the Borrower's 11-3/8% Senior Notes Due February
                  1, 2011 issued on the date hereof,

                           (ii) Indebtedness under the 364-Day Credit Agreement,
                  the Three-Year Credit Agreement and the CITGO Puerto Rico Credit Agreement,

                           (iii) the reissuance of any Tax-Exempt Bonds,

                           (iv) Indebtedness incurred pursuant to permitted
                  Receivables Securitization Transactions,

                           (v) Indebtedness incurred pursuant to Pipeline
                  Inventory Advance Sales and

                           (vi) any Refinancing of Indebtedness of the Borrower
                  existing as of the date hereof, ==

                  provided that, in the case of the receipt of proceeds from the issuance of tax-exempt bonds not constituting either Tax-Exempt Bonds or Indebtedness described in clause (vi) hereof, no Prepayment Event shall exist at the time such proceeds are received or during the time that they are held in an account with the related bond trustee pending their application to the payment of the costs of the project for which such bonds were issued, but a Prepayment Event shall exist to the extent such proceeds are disbursed from such account, and such released proceeds shall be deemed to be the amount of the Net Proceeds (it being understood that such bond proceeds are not intended to be used directly or indirectly to make any offer required to be made under Section 2.03(b) in respect of said Prepayment Event); or

                  (e) any dividends, payments or other transfers of any kind received by the Borrower in respect of its equity interests in the Pledged Entities to the extent the cash received by the Borrower in respect of, or the Net Proceeds realized from any sale or other disposition of any property received by the Borrower in respect of, such dividends, payments or transfers exceed $27,500,000 in any calendar year (such amounts in excess of $27,500,000 to be deemed Net Proceeds).

         "Principal Properties" means (a) (i) the Borrower's refinery located at Lake Charles Louisiana, (ii) CRCCLP's refinery located at Corpus Christi, Texas and (iii) PDVMR's refinery located at Lemont, Illinois, and (b) any refinery property acquired by the Borrower or a Subsidiary in replacement of, or swap for, any of the foregoing properties.

         "Principal Subsidiary" means each Pledged Entity and each of CARCO, CPIC, CRCCLP, CIC, PDVMR and any other Subsidiary whose assets have an aggregate book value exceeding $100,000,000.

         "Private Placement Agreement" means that certain Note Purchase Agreement dated as of November 1, 1991 among the Borrower and each of the purchasers named therein relating to the Borrower's issuance, and such purchasers' purchase, of the Private Placement Notes.

         "Private Placement Notes" means the senior notes issued by the Borrower pursuant to the Private Placement Agreement, consisting of an issue of $125,000,000 aggregate principal amount of the Borrower's 9.30% Guaranteed Series C Senior Notes due 2006.

         "Pro Rata Share" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount, as applicable, of the Commitment or the Loans of such Lender at such time and the denominator of which is the amount, as applicable, of the Aggregate Commitments or the Total Outstandings at such time. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

         "Project Financing" means Indebtedness incurred to finance the acquisition or construction of a project, provided that no portion of such Indebtedness permits or provides for recourse against the Borrower or any of its Subsidiaries other than recourse to the equity interests in, or assets of, the Project Financing/Special Purpose Subsidiary that is the owner of the project so financed.

         "Project Financing/Special Purpose Subsidiary" means a Subsidiary of the Borrower whose principal purpose is to incur Project Financing, and the assets of which Subsidiary are limited to those assets being financed in whole or in part by a Project Financing.

         "RCRA" means the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.)

         "Receivable" of the Borrower or any Subsidiary means, as at any date of determination thereof, the unpaid principal portion of the obligation, as stated on the respective invoice, of any customer of the Borrower or such Subsidiary to pay money to the Borrower or such Subsidiary in respect of any services performed by the Borrower or such Subsidiary or inventory purchased from the Borrower or such Subsidiary net of all credits, rebates and offsets owed to such customer by the Borrower or such Subsidiary and also net of all commissions payable by the Borrower or such Subsidiary to third parties (and for purposes hereof, a credit or rebate paid by check or draft of the Borrower or such Subsidiary shall be deemed to be outstanding until such check or draft shall have been debited to the respective account of the Borrower or the Subsidiary on which such check or draft was drawn).

         "Receivables Financing Indebtedness" means obligations of the Borrower and its Subsidiaries with respect to Receivables Purchase Facilities, which obligations are included in the definition of Indebtedness.

         "Receivables Purchase Facility" means any one or more Receivables Securitization Transactions.

         "Receivables Securitization Transaction" means any sale or series of related sales by the Borrower or any Subsidiary of the Borrower of Receivables or interests therein to a trust, corporation or other entity, where (a) the purchase of such Receivables or interests therein is funded in whole or in part by the incurrence or issuance by the purchaser (other than the Borrower or any Subsidiary of the Borrower) or any successor purchaser (other than the Borrower or a Subsidiary of the Borrower) of indebtedness or securities that are to receive payments from, or that represent interests in, the cash flow derived from such Receivables or interests therein, provided, however, that "Indebtedness" as used in this clause (a) shall not include Indebtedness incurred by a Special Purpose Receivables Subsidiary owed to the Borrower or to a Subsidiary of the Borrower which Indebtedness represents all or a portion of the purchase price paid by the Special Purpose Receivables Subsidiary for such Receivables or interests therein, (b) any recourse, repurchase, hold harmless, indemnity or similar obligations of the Borrower or any Subsidiary (other than the Special Purpose Receivables Subsidiary that is a party to such transaction) in respect of Receivables or interests therein sold, or payments made in respect thereof, are customary for transactions of this type, and do not prevent the characterization of the transaction as a true sale under applicable Laws (including Debtor Relief Laws), and (c) any recourse, repurchase, hold harmless, indemnity or similar obligations of a Special Purpose Receivables Subsidiary in respect of Receivables or interests therein sold, or payments made in respect thereof, are customary for transactions of this type and any transaction involving a Special Purpose Receivables Subsidiary as seller or transferor is structured as a sale and not as a secured loan. As used in this definition and in Section 7.01(m), the term "Special Purpose Receivables Subsidiary" means a bankruptcy-remote Subsidiary of the Borrower which is formed for the purpose of purchasing Receivables from the Borrower or from another Subsidiary of the Borrower in order to facilitate a Receivables Securitization Transaction and whose activities are limited to the purchase of Receivables and interests therein, and the sale thereof, pursuant to a Receivables Securitization Transaction.

         "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Register" has the meaning set forth in Section 10.07(c).

         "Related Person" with respect to any Person means any other Person which, together with such Person, is under common control as described in
Section 414 of the Code.

         "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

         "Required Lenders" means, as of any date of determination, Lenders having a majority of the Aggregate Commitments or the Total Outstandings; provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

         "Requirement of Law" means, as to any Person, any law, treaty, rule, regulation, judgment or order of a Governmental Authority or other requirement having the force of law, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject and any interpretation thereof by any Person having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

         "Responsible Officer" means the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of the Borrower. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any equity interest in the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interest in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

         "Sale Leaseback Transaction" means a transaction or series of transactions pursuant to which the Borrower or any Subsidiary shall sell or transfer to any Person (other than the Borrower or a Subsidiary) any Principal Property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Borrower or such Subsidiary shall rent or lease as lessee (other than pursuant to a capital lease), or similarly acquire the right to possession or use of, such Principal Property.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Security Documents" means the Collateral Agreement and each other security agreement or other instrument or document executed and delivered to secure any of the Obligations.

         "Senior Notes" means the Borrower's outstanding $200,000,000 aggregate principal amount 7-7/8% Senior Notes due 2006 and any other notes now or hereafter issued under the Borrower's Indenture dated as of May 1, 1996 between the Borrower and Bank One, N.A., as Trustee.

         "Shareholder's Equity" means, as of any date of determination, (a) consolidated shareholder's equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP, plus (b) Permitted Preferred Trust Securities.

         "Short-Term Marketable Debt Securities" means a security of a domestic issuer with a maturity of one year or less and a debt rating of A-1 or better by S&P and P-1 or better by Moody's.

         "SPC" has the meaning specified in Section 10.07(h).

          "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of the board of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Supplemental Crude Supply Agreement" means that certain Supplemental Crude Supply Agreement, dated as of September 30, 1986, by and between the Borrower and Petroleos.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement. "Interest Rate Swap Contracts" means any of the foregoing relating to interest rates.

         "Swap Contract Obligations" means Obligations in respect of Swap Contracts. For purposes of Section 8.01(e), the term "principal amount" of Swap Contract Obligations of the Borrower or a Subsidiary at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Contract were terminated at such time.

         "Synthetic Lease" of the Borrower or a Subsidiary of the Borrower means
(a) a lease designed to have the characteristics of a loan for federal income tax purposes while obtaining operating lease treatment for financial accounting purposes, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of the Borrower and its Subsidiaries but which, upon the insolvency or bankruptcy of the Borrower or a Subsidiary of the Borrower, would be characterized by a court of competent jurisdiction as the indebtedness of the Borrower or a Subsidiary of the Borrower (without regard to accounting treatment).

         "Tax-Exempt Bonds" means the tax-exempt bonds issued by the Borrower listed on Schedule 1.01.

          "364-Day Credit Agreement" means the 364-day credit agreement entered into as of December 11, 2002, among the Company, the lenders referred to therein and Bank of America, N.A. as Administrative Agent, together with the related documents thereto (including the revolving loan facility, note purchase or placement facility, letter of credit facility or other arrangement for the extension of credit thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such credit agreement or a successor credit agreement, whether by the same or any other lender or group of lenders.

         "Three-Year Credit Agreement" means the three-year credit agreement entered into as of December 11, 2002, among the Company, the lenders referred to therein and Bank of America, N.A. as Administrative Agent, together with the related documents thereto (including the revolving loan facility, note purchase or placement facility, letter of credit facility or other arrangement for the extension of credit thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such credit agreement or a successor credit agreement, whether by the same or any other lender or group of lenders.

         "Total Outstandings" means the aggregate Outstanding Amount of all Loans.

         "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

         "Unfunded Vested Liability" means, relative to any Plan, including any Multiemployer Plan, at any time, the excess (if any) of (a) the present value of all vested nonforfeitable benefits under such Plan or such Multiemployer Plan, as the case may be, over (b) the fair market value of all Plan assets or Multiemployer Plan assets, as the case may be, allocable to such benefits, all determined as of the then most recent valuation date for such Plan or such Multiemployer Plan, as the case may be, but only to the extent that such excess represents a potential liability of the Borrower to the PBGC, such Plan or such Multiemployer Plan under Title IV of ERISA.

         "United States" and "U.S." mean the United States of America.

         "Unreimbursed Amount" has the meaning set forth in Section 2.04(c)(i).

         "Voting Stock" means, with respect to any corporation, any class of shares of stock of such corporation having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency).

         "Welfare Plan" means a "welfare plan" as such term is defined in section 3(1) of ERISA.

         "Wholly-Owned" means, with respect to any Subsidiary that, except for directors' qualifying shares required by law, 100% of the capital stock of such Subsidiary of each class having ordinary voting power, and 100% of the capital stock of such Subsidiary of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more of the other Wholly-Owned Subsidiaries, or both.

         1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                           (ii) Article, Section, Exhibit and Schedule
                  references are to the Loan Document in which such reference appears.

                           (iii) The term "including" is by way of example and
                  not limitation.

                           (iv) The term "documents" includes any and all
                  instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

                  (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

                  (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         1.03 ACCOUNTING TERMS. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

         (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         1.04 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

         1.06 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

                                   ARTICLE II.
                         THE COMMITMENTS AND BORROWINGS

         2.01 LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make a loan (each such loan, a "Loan") to the Borrower on the Closing Date in an aggregate amount equal to such Lender's Commitment. The Loans made on the Closing Date will be Eurodollar Rate Loans with an Interest Period of 3 months. Amounts repaid in respect of Loans may not be reborrowed.

         2.02 CONTINUATIONS OF LOANS.

         (a) Except as provided in Section 3.02 or 3.03 and unless repaid or prepaid in accordance with the provisions hereof, each Eurodollar Rate Loan shall automatically be continued on the last day of the Interest Period in effect with respect thereto as a Eurodollar Rate Loans for another Interest Period. Unless otherwise specified in a timely Interest Period Notice from the Borrower to the Administrative Agent, the length of the Interest Period of the continued Eurodollar Rate Loan shall remain unchanged from the immediately preceding Interest Period. Each Interest Period Notice must be received by the Administrative Agent not later than 12:00 noon three Business Days prior to the requested date of any continuation of Eurodollar Rate Loans. Such Interest Period Notice may be given by telephone, but if so given, must be confirmed promptly by delivery to the Administrative Agent of a written Interest Period Notice, appropriately completed and signed by a Responsible Officer of the Borrower.

         (b) Each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Closing Date. Upon satisfaction of the applicable conditions set forth in Section 4.01, the Administrative Agent shall make all funds so received on the Closing Date available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

         (c) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative

Agent shall notify the Borrower and the Lenders of any change in Credit Suisse First Boston's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         2.03 PREPAYMENTS.

         (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time, voluntarily prepay Loans in whole or in part without premium (except as set forth in paragraph (d) below and in Section 3.05) or penalty. Any prepayment of Eurodollar Rate Loans under this paragraph (a) shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and any prepayment of Base Rate Loans under this paragraph (a) shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.

         (b) In the event and on each occasion that Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, immediately after such Net Proceeds are received, offer to prepay Borrowings in an aggregate amount equal to such Net Proceeds; provided, however, that notwithstanding anything to the contrary contained herein, if total Net Proceeds received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event after (i) the Closing Date or (ii) if a prepayment offer under this Section 2.03(b) has previously been made by the Borrower, the date of the most recent prepayment offer made by the Borrower, are equal to an amount less than $5,000,000, the Borrower shall make such offer to prepay Borrowings on the last day of fiscal quarter in which such Net Proceeds are received; and, further provided, that no Lender shall be obligated to accept any offer made under this paragraph (b);.

         (c) In the event and on each occasion that a reduction in Net Worth (or an increase in Indebtedness secured by Liens) would result in a default or event of default under this Agreement, the Three-Year Credit Agreement, the 364-Day Credit Agreement or any other agreement of the Borrower absent a reduction in the Total Outstandings, the Borrower shall, not later than the last day of the Fiscal Quarter on which such reduction in Net Worth (or increase of Indebtedness secured by Liens) occurs, prepay Borrowings in an aggregate amount not less than the amount required so that such default or event of default shall not occur.

         (d) In the event and on each occasion that Loans are prepaid more than 90 days after the Closing Date under paragraph (a) or (c) above, the amount of such prepayment shall be accompanied by a premium in an amount equal to:

                  (i) if such prepayment is made after the day that is 90 days after the Closing Date but on or prior to the day immediately preceding the first anniversary of the Closing Date, 3.00% of the aggregate amount of the Loans being prepaid;

                  (ii) if such prepayment is made on or after the first anniversary of the Closing Date but on or prior to the day immediately preceding the second anniversary of the Closing Date, 2.00% of the aggregate amount of the Loans being prepaid; and

                  (iii) if such prepayment is made on or after the second anniversary of the Closing Date but on or prior to the day that is immediately preceding the Maturity Date, 1.00% of the aggregate amount of the Loans being prepaid.

         (e) Prior to any voluntary or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) below.

         (f) The Borrower shall notify the Administrative Agent of any prepayment hereunder not later than 12:00 noon (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.

         2.04 TERMINATION OF COMMITMENTS.

         The Commitments shall terminate at 5:00 p.m. on the Closing Date.

         2.05 REPAYMENT OF LOANS.

         The Borrower shall repay on the Maturity Date the aggregate principal amount of the Loans outstanding on such date. Payment shall be made to the Administrative Agent for the account of the Lenders.

         2.06 INTEREST.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

         (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. In addition, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.07 FEES. (a) The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

         (b) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

         2.08 COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by Credit Suisse First Boston's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day.

         2.09 EVIDENCE OF DEBT.

         The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

         2.10 PAYMENTS GENERALLY.

         (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

         (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

         (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (e) The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

         (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.11 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in
Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.


                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01 TAXES.

         (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

         3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         3.03 INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

         3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON EURODOLLAR RATE LOANS.

         (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         (c) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice. The Borrower shall not be required to compensate a Lender pursuant to this subsection (c) for any additional costs incurred more than 180 days prior to the date that such Lender gives notice to the Borrower of additional costs and of the Lender's intention to claim compensation therefor; provided, that if the change in law or regulations giving rise to such costs is retroactive, then the 180-day period shall be extended to include the period of retroactive effect thereof.

         3.05 FUNDING LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

         (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

         (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

         (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.16;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

         3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

         (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

         (b) Upon any Lender's making a claim for compensation under Section
3.01 or 3.04, the Borrower may replace such Lender in accordance with Section 10.16.

         (c) Upon any Lender's making a determination that it is unlawful to maintain Eurodollar Rate Loans and such Lender fails to designate a different Lending Office pursuant to Section 3.02, the Borrower may replace such Lender in accordance with Section 10.16.

         3.07 SURVIVAL. All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all the Loans and other Obligations hereunder; provided, that with respect to amounts payable under Sections 3.04 and 3.05, such amounts shall be deemed to have been paid if no claim therefor is made within two years after the date that all Loans have been paid in full and all commitments to make Loans hereunder have terminated.

                                   ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

         4.01 CONDITIONS OF BORROWING ON THE CLOSING DATE. The obligation of each Lender to make its initial Loan hereunder on the Closing Date is subject to satisfaction of the following conditions precedent:

         (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower and each other applicable Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

                  (i) executed counterparts of this Agreement and the Collateral Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

                  (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

                  (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower and each other applicable Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents;

                  (iv) each of the following documents:

                                    (A) a certificate for the Borrower and each
                           other applicable Loan Party from the Secretary of State of the State of Delaware or other applicable jurisdiction of organization listing the Certificate of Incorporation or other organization document and each amendment, if any, thereto, on file in his office and stating that such documents are the only charter documents or other organization documents of the Borrower or such other applicable Loan Party on file in his office and that the Borrower or such other applicable Loan Party is duly incorporated and in good standing in the State of Delaware or such other jurisdiction, and has filed all franchise tax returns and has paid all franchise taxes required by law to be filed and paid by it as of the date of his certificate; and

                                    (B) signed certificates of the Secretaries
                           of State (or other appropriate officials) of each appropriate State set forth on Schedule 4.01, dated reasonably near the Closing Date, certifying that the Borrower and each other applicable Loan Party is duly qualified and in good standing as a foreign corporation in such State;

                  (v) a favorable opinion of Sidley Austin Brown & Wood, counsel to the Borrower and the other Loan Parties, addressed to the Administrative Agent and each Lender, substantially in the form set forth in Exhibit G-1 and addressing such other matters concerning the Borrower, the other Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

                  (vi) a favorable opinion of W. Kyle Tresch, Senior Counsel to the Borrower, addressed to the Administrative Agent and each Lender, substantially in the form set forth in Exhibit G-2 and addressing such other matters concerning the Borrower, the other Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

                  (vii) a certificate of a Responsible Officer of each of the Borrower and the other Loan Parties either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Borrower and the other Loan Parties and the validity against the Borrower and the other Loan Parties of the Loan Documents to which each is a party, and such consents, licenses, and approvals shall be in full force and effect, or
         (B) stating that no such consents, licenses or approvals are so required;

                  (ix) a certificate signed by a Responsible Officer of the Borrower certifying (A) that (1) the representations and warranties of the Borrower contained in Article V or of any Loan

         Party in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date and (2) no Default or Event of Default shall exist, or would result from the Borrowing at the Closing Date, (B) that there has been no event or circumstance since December 31, 2002 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and
         (C) a calculation of (w) the Capitalization Ratio, (x) the ratio of EBITDA to Interest Expense, (y) the Net Worth of the Borrower and (z) the maximum and available lien amounts under Section 7.01(a)(xix) of this Agreement, the Three-Year Credit Agreement and the 364-Day Credit Agreement as of the last day of the Fiscal Quarter of the Borrower most recently ended prior to the Closing Date;

                  (x) certificates of insurance demonstrating that the Borrower and each of its Subsidiaries has procured with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types, in such amounts and with such deductibles as is required by Section 6.05; and

                  (xi) such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.

         (b) There shall be no threatened or pending litigation, inquiry, or investigation contesting the Loan Documents or any transaction contemplated thereby.

         (c) Any fees and expenses required to be paid on or before the Closing Date shall have been paid.

         (d) Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced for work performed prior to or on the Closing Date.

         (e) All the capital stock of or other equity interests in the Colonial Pipeline Entities and the Explorer Pipeline Entity owned directly or indirectly by the Borrower shall have been transferred to and shall be owned beneficially and of record by the Pledged Entities; such transfer and ownership shall have been made in accordance with all applicable provisions of the organizational documents of the Colonial Pipeline Entities and the Explorer Pipeline Entity and all related equity holders' agreements or other agreements and duly recorded on the transfer books maintained by the Colonial Pipeline Entity and the Explorer Pipeline Entity, and the Administrative Agent shall have received evidence satisfactory to it of such transfer and recordation.

         (f) The Borrower shall be the beneficial and record owner of all the equity interests in each Pledged Entity.

         (g) The Guarantee and Collateral Requirement shall have been satisfied.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent and each Lender that:

         5.01 CORPORATE EXISTENCE; POWER; COMPLIANCE WITH LAWS.

         (a) the Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and each Subsidiary of the Borrower is a corporation, partnership, or limited liability company, as the case may be, duly incorporated or otherwise formed, validly existing and in good standing under the laws of the state of its incorporation or formation;

         (b) the Borrower and each other Loan Party has all requisite corporate power and authority, governmental licenses, authorizations, consents and approvals to own its assets, carry on its business as currently conducted, to execute, deliver, and perform its obligations under the Loan Documents, and, in the case of the Borrower, to issue the Notes in the manner and for the purpose contemplated by this Agreement, and each Subsidiary, has all requisite corporate, partnership or limited liability company, as the case may be, power and authority to own its assets and to carry on the business in which it is engaged;

         (c) the Borrower and each Subsidiary of the Borrower is duly qualified as a foreign Person authorized to do business and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license other than where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect; and

         (d) the Borrower and each of its Subsidiaries is in compliance in all material respects with all Requirements of Law, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

         5.02 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower and each other Loan Party of the Loan Documents to which it is party have been duly authorized by all necessary corporate action, and do not and will not:

         (a) contravene the terms of any of its Organization Documents;

         (b) result in any breach or contravention of, or result in the creation of any Lien (other than Liens created by the Loan Documents) under, any document evidencing any Contractual Obligation to which it is a party or any order, injunction, writ or decree of any Governmental Authority to which it or its property is subject (other than such violations, breaches, defaults or Liens which would not reasonably be expected to have a Material Adverse Effect); or

         (c) violate any Requirement of Law.

         5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary for the validity of the execution, delivery or performance by, or enforcement against, the Borrower or any other Loan Party of this Agreement, any Note or any other Loan Document other than routine informational filings with the SEC and/or other Governmental Authorities.

         5.04 BINDING EFFECT. This Agreement and (when executed and delivered for value) each other Loan Document constitute the legal, valid and binding obligations of the Borrower and each other Loan Party party thereto, enforceable against each of them in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (whether considered in a court of law or a proceeding in equity).

         5.05 LITIGATION. No litigation (including derivative actions), arbitration proceedings or governmental proceedings are pending or, to the best knowledge of the Borrower after due inquiry, overtly threatened against the Borrower or any Subsidiary (a) which would reasonably be expected to result in a Material Adverse Effect, or (b) that question the validity or enforceability of this Agreement, any other Loan Document or the transactions contemplated hereby or thereby. Neither the Borrower nor any of its Subsidiaries has knowledge of any material contingent liabilities, including those disclosed in the financial statements referred to in Section 5.13, which would reasonably be expected to have a Material Adverse Effect.

         5.06 NO DEFAULT. No Default or Event of Default exists. Neither the Borrower nor any Subsidiary is in default under or with respect to its Organization Documents in any respect which, individually or together with all other such defaults, would reasonably be expected to have a Material Adverse Effect.

         5.07 FIRE, STRIKE, ACT OF GOD, ETC. Neither the business nor the properties of the Borrower or any of its Subsidiaries are now affected by any fire, explosion, accident, labor controversy, strike, lockout or other dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty which would reasonably be expected to have a Material Adverse Effect, or if any such existing event or condition were to continue for more than 30 additional days (unless in the reasonable opinion of the Borrower such event or condition is not likely to continue for such period) would reasonably be expected to have a Material Adverse Effect.

         5.08 LIENS. None of the assets or properties of the Borrower or the Subsidiaries is subject to any Lien except for Permitted Liens and there are no Permitted Liens of the Borrower existing in reliance on Section 7.01(a)(xix).

         5.09 ERISA. Each Plan and, to the best of the Borrower's knowledge, each Multiemployer Plan, complies in all material respects with all Requirements of Law except to the extent that noncompliance could not reasonably be expected to have a Material Adverse Effect and,

         (a) no Reportable Event for which the PBGC has not waived the 30-day notice requirement has occurred with respect to any Plan or, to the best of the Borrower's knowledge, any Multiemployer Plan, which could result in the Borrower incurring a liability or obligation in excess of $10,000,000;

         (b) no steps have been taken to terminate any Plan which could result in the Borrower's making a contribution, or incurring a liability or obligation, to such Plan in excess of $10,000,000; no steps have been taken to appoint a receiver to administer any such Plan; to the best of the Borrower's knowledge, no steps have been taken to terminate or appoint a receiver to administer any Multiemployer Plan which could result in the Borrower's making a contribution, or incurring a liability or obligation, to such Multiemployer Plan in excess of $10,000,000; and neither the Borrower nor any Related Person has withdrawn from any such Multiemployer Plan or initiated steps to do so;

         (c) there is no Unfunded Vested Liability with respect to any Plan or, to the best of the Borrower's knowledge, any Multiemployer Plan, that would reasonably be expected to have, in the event of termination of such Plan or withdrawal from such Multiemployer Plan, a Material Adverse Effect; and

         (d) no contribution failure has occurred with respect to any Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; no condition exists or event or transaction has occurred with respect to any Plan which would reasonably be expected to have a Material Adverse Effect; and neither the Borrower nor any of its Subsidiaries has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 5 of Title I of ERISA, that would reasonably be expected to have a Material Adverse Effect.

         5.10 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used solely for purposes not in contravention of subsection 7.01(i) or subsection 7.01(k). Not more than 25% of the assets of the Borrower and its Subsidiaries on a consolidated basis consists of any Margin Stock, and no part of the proceeds of any Loan will be used to buy or carry any Margin Stock. Neither the Borrower nor any Subsidiary is generally engaged in the business of buying or selling Margin Stock or extending credit for the purpose of buying or carrying Margin Stock.

         5.11 TITLE TO PROPERTIES. The Borrower and each of its Subsidiaries (i) has valid fee title to, or valid leasehold interests in, all of its respective material real property, and has good and valid title to all of its respective material personal properties and assets, of any nature whatsoever which are reflected on the audited balance sheet referred to in Section 5.13 or acquired by the Borrower or such Subsidiary after the date thereof except for assets sold, transferred or otherwise disposed of since such date in the ordinary course of business, except for such defects in title as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and (ii) owns or holds all permits necessary to construct, own, operate, use and maintain its respective property and assets and to conduct its respective business as now conducted except where the failure to have such interest or title or to own or hold such permit would not reasonably be expected to have a Material Adverse Effect.

         5.12 TAXES. The Borrower and each Subsidiary has filed (or obtained extensions with respect to the filing of) all United States federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes as shown on such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except to the extent the same may be contested in good faith and for which reserves have been established to the extent required by GAAP. The charges, accruals and reserves on the books of the Borrower and each Subsidiary in respect of Taxes and other governmental charges are adequate to the best knowledge of the Borrower.

         5.13 FINANCIAL CONDITION.

         (a) The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of December 31, 2002, and the related consolidated statements of income or operations, shareholder's equity and cash flows for the fiscal year ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present the financial position of the Borrower and its consolidated Subsidiaries as of the date thereof and results of operations for the period covered thereby.

         (b) All Off-Balance Sheet Liabilities of the Borrower and its Subsidiaries are accurately set forth (a) as of the Closing Date, on Schedule 5.13(c) and (b) as of the end of each Fiscal Year beginning with the Fiscal Year ended December 31, 2003, on an updated Schedule attached to the Compliance

Certificate delivered by the Borrower with the most recent annual financial statements delivered pursuant to Section 6.01(a).

         (c) Since December 31, 2002, no event or condition has occurred which, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect, except as disclosed on Schedule 5.13(d).

         5.14 ENVIRONMENTAL MATTERS. Each of the Borrower and its Subsidiaries are in compliance in all material respects with all Federal, state and local laws and regulations (i) now applicable to it, or (ii) which, to the best knowledge of the Borrower will be applicable (or, if not in compliance with such laws and regulations referred to in this clause (ii), the Borrower or such Subsidiary is taking appropriate action diligently pursued to be in compliance therewith on a timely basis or to be exempt from compliance) to it relating to pollution control and environmental contamination, including all laws and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of Hazardous Materials, except to the extent that the failure to comply or take such action would not reasonably be expected to have a Material Adverse Effect. Except as disclosed on
Schedule 5.14 (as updated from time to time), (A) there are no presently outstanding allegations by governmental officials that the Borrower or any of its Subsidiaries is now or at any time prior to the date hereof, was in material violation of such laws or regulations, (B) there are no material administrative or judicial proceedings presently pending against the Borrower or any of its Subsidiaries pursuant to such laws or regulations, and (C) there is no material claim presently outstanding against the Borrower or any of its Subsidiaries which was asserted pursuant to such laws or regulations that in each case would reasonably be expected to result in a liability to the Borrower or any Subsidiary in excess of $20,000,000 or $50,000,000 in the aggregate for all such claims (net in each case of actual insurance coverage or effective indemnification with respect thereto). Except as disclosed in Schedule 5.14 (as updated from time to time), the Borrower reasonably believes that no facts or circumstances known to it or any Subsidiary could form the basis for the assertion of any material claim against the Borrower or any Subsidiary relating to environmental matters, including any material claim arising from past or present environmental practices asserted under CERCLA, RCRA, or any Environmental Law that in each case would reasonably be expected to result in a liability to the Borrower or any Subsidiary in excess of $20,000,000 or $50,000,000 in the aggregate for all such claims (net in each case of actual insurance coverage or effective indemnification with respect thereto).

         5.15 REGULATED ENTITIES. None of the Borrower, any Person controlling the Borrower, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. Neither the Borrower nor any Loan Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any state public utilities code.

         5.16 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. The Borrower or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses as currently conducted (other than where the failure to so own, be licensed or have the right to use would reasonably be expected to have a Material Adverse Effect). To the best knowledge of the Borrower, no slogan or other advertising device, product process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person, except for any such infringement that would not reasonably be expected to have a Material Adverse Effect.

         5.17 SUBSIDIARIES.. As of the Closing Date, the Borrower has no Subsidiaries other than those disclosed in Schedule 5.17 hereto, and the Borrower has no equity investments in any other corporation or other entity other than those disclosed on Schedule 5.17 hereto.

         5.18 SUBSIDIARY INDEBTEDNESS. There is no Indebtedness and there are no Guarantees of the Subsidiaries of the Borrower existing in reliance of Section 7.01(d)(i)(D) (other than as set forth on Schedule 5.18).

         5.19 THE PLEDGED ENTITIES; COLLATERAL AGREEMENT. (i) All of the equity interests in Colonial Ventures, L.L.C. and Colonial Pipeline Company set forth on Schedule 5.19 as being owned by CITGO Pipeline Holding I, LLC are owned by it; (ii) all of the equity interests in Explorer Pipeline Company set forth on
Schedule 5.19 as being owned by CITGO Pipeline Holding II, LLC are owned by it;
(iii) the certificates representing the equity interests in the Pledged Entities delivered to the Administrative Agent under the Guarantee and Collateral Agreement represent all of the equity interests in the Pledged Entities; and
(iv) upon (x) delivery to the Administrative Agent of such certificates and the stock powers referred to in the definition of "Guarantee and Collateral Requirement" and (y) execution of the Collateral Agreement, the Collateral Agreement will be effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof and the Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Collateral Agreement), in each case prior and superior in right to any other Person.

         5.20 SOLVENCY. The Borrower has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its respective debts as they mature, and the Borrower now owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its existing debts.

         5.21 FULL DISCLOSURE. None of the representations or warranties made by the Borrower or any Subsidiary in this Agreement as of the date such representations and warranties are made or deemed made, and none of the factual information (taken as a whole) contained in any written notice, exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Subsidiary in connection with this Agreement (including any offering and disclosure materials delivered by or on behalf of the Borrower to the Lenders prior to the Closing Date or thereafter in connection with the initial syndication of the Loans), contains or will when made or furnished contain any untrue statement of a material fact or omits or will when made or furnished omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, or any Borrowing or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

         6.01 FINANCIAL STATEMENTS. The Borrower shall deliver to the Administrative Agent and concurrently therewith to each Lender (in accordance with Section 10.02, which shall be deemed received by each Lender when received by the Administrative Agent):

         (a) (i) as soon as available and in any event within 90 days (or within the filing period required by the SEC for annual reporting) after the end of each Fiscal Year, audited consolidated financial statements of the Borrower and its consolidated Subsidiaries, prepared in accordance with GAAP, in each case setting forth, in comparative form, the corresponding figures for the preceding Fiscal Year and accompanied by an opinion, without Impermissible Qualification, by independent certified public accountants of recognized national standing and reputation selected by the Borrower or otherwise reasonably acceptable to the Administrative Agent (the "Independent Accountants"), consisting of a balance sheet as at the end of such Fiscal Year and statements of income and retained earnings and statements of cash flows, and (ii) in the event that the Borrower is no longer required by Law to file annual reports with the SEC, within thirty days after the delivery of such financial statements, a report from the Independent Accountants addressed to the Borrower's management containing a review of the Borrower's calculations which show compliance with each of the financial ratios and restrictions contained in Section 7.02 and affirmatively indicating that, while the audit of the consolidated financial statements of the Borrower and its consolidated Subsidiaries was not directed primarily toward obtaining knowledge of such compliance with these specific financial ratios and restrictions, such accountants have not become aware of events or transactions that would render such calculations unreliable or misleading; and

         (b) as soon as available and in any event within 45 days (or within the filing period required by the SEC for quarterly reporting) after the end of each Fiscal Quarter (except the last Fiscal Quarter of each Fiscal Year), (A) consolidated financial statements of the Borrower and its consolidated Subsidiaries, and (B) consolidated financial information of the Borrower and its consolidated Subsidiaries, in each case consisting of a balance sheet as at the end of such quarter and statements of income, retained earnings, and cash flows for such Fiscal Quarter then ended and for the Fiscal Year through such quarter, setting forth in comparative form the corresponding figures for the corresponding dates and periods of the preceding Fiscal Year, all in reasonable detail and certified (subject to year-end audit adjustments) by an authorized financial officer of the Borrower to the best of such officer's knowledge and belief as fairly presenting in accordance with GAAP (to the extent applicable) the financial position and results of operations of the Borrower and its consolidated Subsidiaries as at the date thereof and for the period covered thereby (provided, that footnotes to such financial statements will not be required) consistently applied (except as noted therein).

         (c) Notwithstanding the preceding provisions of this Section 6.01, if and so long as the Borrower shall file regular and periodic reports with the SEC pursuant to Sections 13 and 15 of the Securities Exchange Act of 1934, delivery to the Administrative Agent of copies of its reports on Forms 10K and 10Q promptly following filing thereof with the SEC, but in any event not later than within the periods set forth in subsections 6.01(a) and (b), shall constitute full compliance with this Section 6.01.

         6.02 CERTIFICATES; OTHER INFORMATION. The Borrower shall furnish to the Administrative Agent:

         (a) within thirty days after the delivery of the financial statements (or reports on Form 10K) referred to in subsection 6.01(a), and within fifteen days after delivery of the financial statements (or reports on Form 10Q) referred to in subsection 6.01(b), a Compliance Certificate substantially in the form of Exhibit C, executed by a Responsible Officer;

         (b) promptly, to the extent not provided pursuant to Section 6.01(c), copies of all financial statements and regular, periodic or special reports (including registration statements (without exhibits) and Forms 10K, 10Q and 8K) that the Borrower or any Subsidiary may make to, or file with, the SEC; and

         (c) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time reasonably request in writing.

         Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website (including, without limitation, the SEC's website), if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

         6.03 NOTICES. The Borrower shall notify the Administrative Agent, and each Lender in writing:

         (a) as soon as possible and in any event within 5 Business Days after the Borrower becomes aware of the occurrence of any Default or Event of Default, the statement of the President, any Vice President or the Treasurer of the Borrower setting forth the details of each such Default or Event of Default which has occurred and the action which the Borrower has taken and proposes to take with respect thereto;

         (b) forthwith upon learning thereof, a description of (i) the institution of any litigation, arbitration proceeding or governmental proceeding to which the Borrower or any Subsidiary of the Borrower is a party that would reasonably be expected to result in a liability to the Borrower or any Subsidiary of the Borrower in excess of $25,000,000 (net of actual insurance coverage or effective indemnification with respect thereto), and any material adverse determination as to liability or amount of damages in any such litigation, arbitration proceeding or proceeding; and (ii) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

         (c) promptly upon learning thereof, a description of the institution of any steps of the Borrower or any other Person to terminate any Plan or any Multiemployer Plan, or the appointment of a receiver to administer any Plan or any Multiemployer Plan, or the withdrawal by the Borrower or any Related Person from any Multiemployer Plan, or the failure to make a required contribution to any Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Plan, or the occurrence of any event with respect to any Plan which could reasonably be expected to result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit; and

         (d) within 10 Business Days after the close of a Material Acquisition by the Borrower or any Subsidiary, the most recent annual and quarterly financial reports of the acquired entity which are available to the Borrower, and, a summary of the environmental due diligence work done for or by the Borrower in connection with such Material Acquisition (it being understood that any Persons) engaged by the Borrower to prepare such a summary and to complete such due diligence must be of recognized national standing in the environmental field).

         6.04 PRESERVATION OF CORPORATE EXISTENCE, ETC. The Borrower shall, and shall cause each Subsidiary to, except for any sale, dissolution, liquidation or merger not otherwise prohibited hereby, preserve and maintain its existence and good standing and its rights, privileges and franchises under the laws of its state or jurisdiction of incorporation or other formation, and remain qualified as a foreign Person authorized to do business in each other jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect.

         6.05 INSURANCE. (a) The Borrower shall maintain, and cause each Subsidiary to maintain, insurance with respect to their respective properties and businesses against such liabilities, casualties, risks and contingencies (including business interruption insurance) in such types and with such reasonable deductibles and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customary in the case of Persons engaged in the same or similar businesses and similarly situated. The Borrower and its Subsidiaries shall maintain such insurance (i) with financially sound and reputable insurers that are not Affiliates of the Borrower (it is agreed that Oil Insurance Limited and sEnergy Insurance Ltd. shall not be considered Affiliates of the Borrower for purposes of this Section 6.05), or (ii) with Affiliates(s) ("Affiliated Insurers") to the extent as is customary in the case of Persons engaged in the same or similar businesses as Borrower and similarly situated, provided that each such Affiliated Insurer has in place reinsurance or similar agreement(s) with financially sound and reputable insurance companies that are not Affiliates of the Borrower ("Unaffiliated Insurers") providing coverage of the type required by this
Section 6.05. Such Affiliated Insurers' agreements with Unaffiliated Insurers shall provide that (A) the interests and rights held by such Affiliated Insurers vis-a-vis the Unaffiliated Insurers shall pass through to the Borrower (or its Subsidiary as applicable), and such interests and rights of the Borrower (or its Subsidiary as applicable) vis-a-vis the Unaffiliated Insurers shall not be invalidated or impaired by any act or neglect of, or any bankruptcy, insolvency, dissolution or other event with respect to, the Affiliated Insurers, and (B) in the event of the insolvency, dissolution or financial impairment of the Affiliated Insurers that adversely affects the Borrower's (or its Subsidiary's) ability to enforce such interests and rights against and receive payment from the Affiliated Insurer(s), such payment will be payable by the Unaffiliated Insurers directly to the Borrower (or its Subsidiary as applicable) under the same circumstances and in the same amounts as would have been available to the Borrower but for the Affiliated Insurer's insolvency, dissolution or financial impairment. With respect to the Borrower and its Subsidiaries, the Affiliated Insurers shall not retain any risk that is not covered by such agreements with Unaffiliated Insurers.

         (b) Upon the execution of this Agreement and at any time thereafter at the request of the Administrative Agent, the Borrower shall furnish or cause to be furnished to the Administrative Agent evidence, in form and substance satisfactory to the Administrative Agent, of the required insurance coverage of the Borrower and each Subsidiary and, upon reasonable request, copies of the applicable policies.

         6.06 TAXES. The Borrower shall, and shall cause each Subsidiary to, pay and discharge all Taxes relating to the Borrower or such Subsidiary, as the case may be, prior to the date on which penalties attach thereto; provided, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any such Tax while the same is being contested by it in good faith and by appropriate proceedings and so long as reserves have been established to the extent required by GAAP.

         6.07 COMPLIANCE WITH LAWS. The Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law, including Environmental Laws; provided, that neither the Borrower nor any Subsidiary shall be required to comply with any such Requirement of Law so long as the validity or application thereof is being contested in good faith and reserves have been established with respect to such contest to the extent, if any, required by GAAP or where such non-compliance would not reasonably be expected to have a Material Adverse Effect, and obtain and maintain, and cause each Subsidiary to obtain and maintain, all permits, licenses and approvals necessary to construct, own, operate, use and maintain their respective properties and assets and to conduct their respective businesses, except where the failure to obtain or maintain such permit, license or approval would not reasonably be expected to have a Material Adverse Effect.

         6.08 COMPLIANCE WITH MATERIAL CONTRACTUAL OBLIGATIONS. The Borrower shall comply, and shall cause each Subsidiary to comply, with all Contractual Obligations except where failure to so comply would not reasonably be expected to have a Material Adverse Effect.

         6.09 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. (a) The Borrower shall keep or cause to be kept, and shall cause each Subsidiary to keep or cause to be kept, adequate records and book of account in which complete entries are to be made reflecting its business and financial transactions and as required by applicable rules and regulations of any Governmental Authority having jurisdiction over the Borrower or any Subsidiary or the transactions contemplated by this Agreement. Such books of account shall be kept in a manner consistent with GAAP if so kept on the date hereof. The Borrower shall permit, and shall cause each Subsidiary to permit, the Administrative Agent or the Lenders or their representatives at any reasonable time and from time to time at the request of the Administrative Agent, to visit and inspect any of their respective properties, to examine the respective corporate, financial and operating records, and, subject to the confidentiality provisions contained in
Section 10.08 of this Agreement, make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon prior notice to the Borrower of at least 24 hours in advance; provided, however, that when an Event of Default exists the Administrative Agent or any Lender may take the actions specified in this sentence at any times during normal business hours and without advance notice. One or more officers, employees or representatives of the Borrower may accompany the Administrative Agent or a Lender or their respective representatives when making any visit or inspection described in the preceding sentence.

         (b) Neither the Administrative Agent nor any Lender has any duty to visit or inspect the Borrower's or any Subsidiary's properties or to examine or copy such records and neither the Administrative Agent nor any Lender shall incur any obligation or liability by reason of not making any such visit or inspection. In the event that the Administrative Agent or any Lender shall do any of the foregoing, it will be acting solely for the purposes of protecting the Administrative Agent or such Lender and preserving its rights under this Agreement. Neither the Borrower nor any other party is entitled to rely on any inspection or other inquiry by the Administrative Agent or any Lender. Neither the Administrative Agent nor any Lender owes any duty of care to protect the Borrower or any other party against, or to inform the Borrower or any other party of, any adverse condition that may be observed as affecting the Borrower's or any Subsidiary's properties or business. The Administrative Agent or any Lender may in its discretion disclose to the Borrower or any other Person any findings made as a result of, or in connection with, any inspection of any such properties or records.

         6.10 MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         6.11 USE OF PROCEEDS. The Borrower will use the proceeds of the Borrowings for working capital, capital expenditures, and other lawful general corporate purposes not in contravention of Sections 7.01(i) or (k), any Law or of any Loan Document.

         6.12 FURTHER ASSURANCES. The Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Guarantee and Collateral Requirement to be and remain satisfied at all times, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, or any Borrowing or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

         7.01 NEGATIVE COVENANTS APPLICABLE TO THE BORROWER AND SUBSIDIARIES. The Borrower shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly do any of the following:

                  (a) Limitation on Liens. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur or suffer to exist any Lien on or with respect to any asset, property or revenues of the Borrower or such Subsidiary, whether now owned or hereafter acquired, or any interest therein, or assign or sell any income or revenues (including accounts receivable) in respect thereof, except the following (collectively, "Permitted Liens", and individually, a "Permitted Lien"):

                           (i) Liens listed on Schedule 7.01 existing on the
                  date hereof and Liens under the Security Documents for the benefit of the Lenders;

                           (ii) Liens on property existing at the time of
                  acquisition thereof or Liens affecting property of a Person existing at the time it becomes a Subsidiary of the Borrower or at the time it is merged into or consolidated with the Borrower or a Subsidiary of the Borrower; provided, however, that, in either case, such Liens were not granted in contemplation of such acquisition or in contemplation of the transaction pursuant to which such Person became a Subsidiary; and provided further that in either case, such Liens do not extend to or cover any property of the Borrower or of any of its Subsidiaries other than the property that secured the acquired Indebtedness prior to the time such Indebtedness became Indebtedness of the Borrower or a Subsidiary;

                           (iii) Liens on property securing Indebtedness
                  incurred prior to, at the time of, or within 12 months after the acquisition thereof for the purpose of financing all or part of the purchase price thereof, provided that such Liens do not extend to or cover any other property of the Borrower or any Subsidiary and the Indebtedness secured thereby was incurred to pay, and does not exceed, the purchase price thereof;

                           (iv) Liens on any improvements to property securing
                  Indebtedness incurred to provide funds for all or part of the cost of such improvements in a principal amount not exceeding the cost of acquisition or construction of such improvements and incurred within 12 months after completion of such improvements or construction, provided that such Liens do not extend to or cover any property of the Borrower or any Subsidiary other than such improvements;

                           (v) Liens to government entities granted to secure
                  pollution control or industrial revenue bond financings, which Liens in each financing transaction cover only the property the acquisition of which, or the construction of which, was financed by such financing, and property related thereto;

                           (vi) Liens which secure Indebtedness (A) owing by a
                  Subsidiary of the Borrower to the Borrower or (B) owing by one Subsidiary to a Wholly-Owned Subsidiary;

                           (vii) Liens imposed by law, including mechanics',
                  materialmen's, carriers' or other like Liens, arising in the ordinary course of business, which are not overdue by a period of more than 45 days or which are being contested in good faith and by appropriate proceedings diligently conducted;

                           (viii) any Lien incurred or deposits to secure the
                  performance of surety bonds incurred in the ordinary course of business consistent with past practice, provided that such Liens shall cover only the Borrower's or its Subsidiary's interests in and relating to the contract underlying the transaction for which such surety bonds were issued;

                           (ix) any Lien incidental to the normal conduct of the
                  business of the Borrower or any Subsidiary or the ownership of its property or the conduct of the ordinary course of its business, including (A) zoning restrictions, easements, rights of way, reservations, restrictions on the use of real property and other minor irregularities of title, (B) rights of lessees under leases, (C) rights of collecting banks having rights of setoff, revocation, refund or charge back with respect to money or instruments of the Borrower or any Subsidiary on deposit with or in the possession of such banks, (D) Liens to secure the performance of statutory obligations, tenders, bids, leases, progress payments, performance or return-of-money bonds, performance or other similar bonds or other obligations of a similar nature incurred in the ordinary course of business, (E) Liens required by any contract or statute in order to permit the Borrower or a Subsidiary of the Borrower to perform any contract or subcontract made by it with or pursuant to the requirements of a governmental entity, and (F) "first purchaser" Liens on crude oil, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair the use of property in the operation of the business of the Borrower and its Subsidiaries taken as a whole;

                           (x) Liens for taxes not yet due or which are being
                  contested in good faith by appropriate proceedings, so long as reserves have been established to the extent required by GAAP;

                           (xi) Liens on cash or cash equivalents securing
                  obligations in respect of Swap Contracts, the value of which collateral at any time may not exceed $25,000,000;

                           (xii) sales of Receivables pursuant to any
                  Receivables Purchase Facility and any Lien granted by the Borrower or any Subsidiary on its Receivables with regard to any ownership or security interest under any Receivables Purchase Facility; provided that the balance of such Receivables does not at any time exceed in the aggregate an amount equal to the greater of (i) 5% of net sales of the Borrower and its consolidated Subsidiaries during the four Fiscal Quarter period ending on the last day of the most recent Fiscal Quarter for which the Borrower has delivered financial statements pursuant to Section 6.01(a) or (b), and
                  (ii) $400,000,000;

                           (xiii) Liens on cash or cash equivalents created or
                  existing to secure stay or appeal bonds or otherwise resulting from any litigation or legal proceeding which are being contested in good faith by appropriate action promptly initiated and diligently conducted, including the Lien of any judgment; provided, however, that the aggregate amount secured by all such Liens does not exceed $25 million;

                           (xiv) any Lien granted by CRCCLP on the real estate
                  upon which CRCCLP's Corpus Christi refinery is located arising from the Corpus Christi Refinery West Plant Lease;

                           (xv) Liens securing any extension, renewal,
                  replacement or refinancing of Indebtedness secured by any Lien referred to in the foregoing clauses (i), (ii), (iii), (iv),
                  (v), and (xiv); provided, however, that

                                    (A) such new Lien shall be limited to all or
                           part of the same property that secured the original Lien (plus improvements on such property) and

                                    (B) the amount secured by such Lien at such
                           time is not increased to any amount greater than the amount outstanding at the time of such renewal, replacement or refinancing;

                           (xvi) Liens on assets or property of the Borrower or
                  a Subsidiary, other than a Principal Property, in connection with Synthetic Leases pursuant to which, for financial accounting purposes, the Borrower or a Subsidiary is the lessee;

                           (xvii) Liens on cash collateral securing letter of
                  credit reimbursement obligations pursuant to Section 2.04(g) of the Three-Year Credit Agreement and any renewals, extensions, amendments and restatements thereof or created under substantially similar provisions of any credit agreement entered into in replacement for the Three-Year Credit Agreement;

                           (xviii) Liens securing Indebtedness under the
                  Three-Year Credit Agreement, the 364-Day Credit Agreement, the CITGO Puerto Rico Credit Agreement and, to the extent required to be secured equally and ratably with Indebtedness secured under the Three-Year Credit Agreement, the 364-Day Credit Agreement or the CITGO Puerto Rico Credit Agreement, the Private Placement Notes; provided that the aggregate principal amount of all Indebtedness (other than Private Placement Notes and the Obligations) secured by such Liens does not exceed $545 million; provided that if any such Lien or related group of Liens (collectively, a "Collateral Package") encumbers any asset other than inventory or accounts receivable, such Collateral Package shall only be permitted if the Administrative Agent shall be satisfied with a report of an independent appraiser showing that the ratio of (x) the fair market value of the assets to be subject to such Collateral Package to (y) the sum of the Obligations, the maximum amount of all obligations under the Three-Year Credit Agreement, the 364-Day Credit Agreement and the CITGO Puerto Rico Credit Agreement to be secured by such Collateral Package, and, to the extent required to be secured equally and ratably as described above, the Private Placement Notes, is not less than 2.0 to 1.0; and provided further that if Lenders having not less than 66-2/3% of the Aggregate Commitments or the Total Outstandings shall have approved all amendments required to this Agreement and the other Loan Documents, as applicable, and all such amendments shall have been effected, all other necessary actions shall have been taken in connection therewith and all terms of all documentation creating liens pursuant to this clause (xviii), including all terms with respect to intercreditor provisions, shall be satisfactory to the Administrative Agent, the Collateral shall be released and the Obligations shall thereafter be secured by, and the Administrative Agent shall have, for the benefit of the Lenders, a first priority perfected security interest, shared equally and ratably with, to the extent secured by such Collateral Package, the lenders under the Three-Year Credit Agreement, the 364-Day Credit Agreement and the CITGO Puerto Rico Credit Agreement and the holders of the Private Placement Notes in, such Collateral Package in lieu of the Collateral (it being understood that if such percentage of Lenders shall not have given such approval, if such amendments shall not have been effected, if such necessary actions shall not have been taken or if such terms of all documentation creating liens pursuant to this clause (xviii), including all terms with respect to intercreditor provisions, shall not be satisfactory to the Administrative Agent, (i) a Lien securing Indebtedness under the Three-Year Credit Agreement, the 364-Day Credit Agreement, the CITGO Puerto Rico Credit Agreement and, to the extent required to be secured equally and ratably with Indebtedness secured under the Three-Year Credit Agreement, the 364-Day Credit Agreement or the CITGO Puerto Rico Credit Agreement, the Private Placement Notes on that assets proposed to have been subject to the Collateral Package other than the Collateral shall be permitted under this clause (xviii) if the ratio described above shall be satisfied and (ii) the Obligations shall continue to be secured by the Collateral, but shall not be equally and ratably secured by such Collateral Package).

                           (xix) Liens not otherwise permitted by the provisions
                  of this Section 7.01(a) securing indebtedness in an aggregate principal amount at any time outstanding for the Borrower and its Subsidiaries not in excess of the difference between (A) 10% of Net Worth of the Borrower and its Subsidiaries and (B) the Total Outstandings; provided, however, that such Liens do not encumber (A) the Principal Properties, (B) any right, title or interest of the Borrower or any Subsidiary in, to, or under any Key Contract, or (C) any shares of capital stock or other equity interests in any Subsidiary that, directly or indirectly either (1) owns, leases or has material contract rights in respect of any Principal Property or (2) is a party to a Key Contract.

         No Lien pursuant to clauses (ii), (iii) or (iv) of this Section 7.01(a) (and no Lien pursuant to clause (xv) of this Section 7.01(a) which secures refinancing, renewal, replacement or refinancing of Indebtedness secured by any Lien referred to in clauses (ii), (iii), or
         (iv)) shall cover any part of the Principal Properties, any interest in a Key Contract or any shares of capital stock or other equity interests in any Subsidiary that, directly or indirectly either (A) owns, leases or has material contract rights in respect of any Principal Property or
         (B) is a party to a Key Contract. No Lien pursuant to clause (v) of this Section 7.01(a) (and no Lien pursuant to clause (xv) of this Section 7.01(a) which secures refinancing, renewal, replacement or refinancing of Indebtedness secured by any Lien referred to in clause
         (v)) shall cover any portion of a Principal Property other than the portion of the property the acquisition of which or the construction of which was financed by the relevant bond financing.

                  (b) Consolidations and Mergers; Sales of Assets. The Borrower shall not, and shall not permit any Subsidiary to:

                           (i) be a party to any merger or consolidation, except
                  that, so long as no Default or Event of Default then exists or would exist immediately after giving effect thereto or would result therefrom, (A) the Borrower may merge with any other Person, provided that the Borrower is the survivor of such merger and is a Domestic corporation, and (B) any Wholly-Owned Subsidiary of the Borrower may merge or consolidate into the Borrower or with or into any other Wholly-Owned Subsidiary of the Borrower;

                           (ii) sell all or substantially all of the assets of
                  the Borrower and its Subsidiaries, taken as a whole, whether in one transaction or a series of transactions;

                           (iii) sell, transfer, convey or lease the Principal
                  Properties other than in connection with any Permitted Lien granted thereon pursuant to Section 7.01(a)(v) and other than the sale of all or any portion of the Principal Properties pursuant to one or more Dispositions permitted pursuant to clause (v) of this subsection 7.01(b);

                           (iv) sell, transfer, assign or convey (other than any
                  disposition to the Borrower or any Wholly-Owned Subsidiary) any shares of capital stock or other equity interests in any Subsidiary that, at the time of such sale, transfer, assignment or conveyance, directly or indirectly either (A) owns, leases or has material contract rights in respect of any Principal Property or (B) is a party to a Key Contract; or

                           (v) sell, transfer, assign or convey any assets or
                  any shares of capital stock of or other equity interests in any Subsidiary (collectively, a "Disposition") if, on the day on which such proposed Disposition is to occur, the aggregate book value (at the time of the proposed disposition thereof) of such assets, shares or equity interests (as the case may be), when added to the aggregate book value (at the time or times of the disposition thereof) of all other assets, shares or equity interests disposed of by the Borrower and its Subsidiaries under this clause (v) on or after the Closing Date (as defined in the Three-Year Credit Agreement as in effect on the date hereof) exceeds 20% of the aggregate book value of the assets of the Borrower and its Subsidiaries as of the date of the most recent balance sheet of the Borrower delivered pursuant to Section 6.01(a) or (b); provided that, if concurrently with any Disposition made pursuant to this clause (v) or Section 7.01(b)(v) of the Three-Year Credit Agreement or the 364-Day Credit Agreement (or any analagous provision of documentation therefor in effect hereafter) or within one year thereof all or substantially all of the net proceeds of such Disposition are either

                                    (A) reinvested (whether by acquisition,
                           improvement, repair, construction or otherwise) in assets related to the business of the Borrower or any Subsidiary, or

                                    (B) applied to repay the amount then
                           outstanding under the Loans in accordance with
                           Section 2.03(b), or

                                    (C) applied ratably (1) in the manner set
                           forth in clause (B) above and (2) to repay loans under the Three-Year Credit Agreement and the 364-Day Credit Agreement and to reduce the Aggregate Commitments thereunder (as defined in the Three-Year Credit Agreement and the 364-Day Agreement, respectively, each, as in effect on the date hereof) pursuant to the those agreements (it being understood that the Borrower will repay loans and letter of credit borrowings under those agreements (as applicable) in such principal amounts as are required such that the sum of the outstanding amount of all loans thereunder does not exceed the Aggregate Commitment thereunder as so reduced), or

                                    (D) applied ratably (1) in the manner
                           specified in clause (B) above and (2) to repay other Indebtedness then outstanding (other than Indebtedness which is subordinated to the Obligations) (including Indebtedness evidenced by the Loans made pursuant to the Three-Year Credit Agreement, the 364-Day Agreement, the Private Placement Notes and the Senior Notes),

                  then such Disposition shall be disregarded for purposes of calculations pursuant to this clause (v) from and after the time of such reinvestment or application.

                  Nothing in this Section 7.01(b) shall prohibit the Borrower or any Wholly-Owned Subsidiary from purchasing or otherwise acquiring the assets or stock of any Wholly-Owned Subsidiary.

                  (c) Investments. The Borrower shall not, and shall not permit any Subsidiary to, make any Investments, except:

                           (i) Investments held by the Borrower or such
                  Subsidiary in the form of cash equivalents or Short-Term Marketable Debt Securities;

                           (ii) advances to officers, directors and employees of
                  the Borrower and Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes in accordance with law;

                           (iii) Investments of the Borrower in any Domestic
                  Subsidiary and Investments of any Subsidiary in a Domestic Subsidiary;

                           (iv) Investments of the Borrower and of any
                  Subsidiary in any Foreign Subsidiary after the Closing Date in an amount not to exceed a cumulative amount equal to 5% of the book value consolidated assets of the Borrower and its Subsidiaries as of the end of the most recent Fiscal Quarter for which the Borrower has delivered financial statements pursuant to Section 6.01(a) or (b);

                           (v) Investments consisting of extensions of credit by
                  a Subsidiary to the Borrower provided that the obligations of the Borrower in respect of such extensions of credit must be subordinated to the Obligations on subordination terms satisfactory to the Administrative Agent;

                           (vi) Investments consisting of extensions of credit
                  in the nature of accounts receivable or notes receivable arising from the granting of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

                           (vii) Guarantees of Indebtedness of Affiliates, to
                  the extent permitted by Section 7.02 and, in the case of Guarantees by Subsidiaries, to the extent permitted by Section 7.01(d);

                           (viii) Investments as of the Closing Date in the
                  entities set forth on Schedule 7.01(c);

                           (ix) Pass-Through Investments made after the Closing
                  Date;

                           (x) Investments in LCR as follows: (A) Investments as
                  of the Closing Date, (B) Pass-Through Investments made after the Closing Date, (C) Investments made after the Closing Date in an aggregate amount not to exceed the aggregate amount of cash dividends distributed after the Closing Date by LCR to the Borrower, and (D) additional Investments not to exceed $100,000,000 in the aggregate made after the Closing Date; and

                           (xi) other Investments made after the Closing Date in
                  a cumulative amount not to exceed 10% of the book value consolidated assets of the Borrower and its Subsidiaries as of the end of the most recent Fiscal Quarter for which the Borrower has delivered financial statements pursuant to
                  Section 6.01(a) or (b).

                  (d) Indebtedness, Guarantees, and Preferred Stock of Subsidiaries.

                           (i) The Borrower shall not permit any Subsidiary to
                  create, incur, assume or suffer to exist any Indebtedness or Guarantees, except (A) Indebtedness owed to the Borrower or to a Wholly-Owned Subsidiary, (B) subject to the limitations set forth in Section 7.01(a)(xii), Receivables Financing Indebtedness under Receivables Purchase Facilities, and (C) Indebtedness and Guarantees under the Collateral Agreement and the other Security Documents and (D) Indebtedness and Guarantees listed on Schedule 5.18.

                           (ii) The Borrower shall not permit any Subsidiary to
                  issue any preferred stock or other preferred Equity Interest other than preferred stock or other preferred Equity Interest held by the Borrower or a Wholly-Owned Subsidiary.

                  (e) Indebtedness of the Borrower to Subsidiaries and Affiliates.

                           (i) The Borrower shall not create, incur, assume or
                  suffer to exist any Indebtedness owed to, or any Guarantee of any obligations of another Person owed to, a

                  Subsidiary of or an Affiliate of the Borrower other than (i) Permitted Affiliate Subordinated Indebtedness, and (ii) other Indebtedness or Guarantees in an aggregate amount not to exceed $50,000,000 principal amount outstanding at any time.

                           (ii) While any Default or Event of Default exists,
                  the Borrower will not make any principal or interest payments in respect of Permitted Affiliate Subordinated Indebtedness or in respect of any other Indebtedness owed to an Affiliate or to a Subsidiary of the Borrower.

                  For purposes of this Section 7.01(e), Indebtedness of the Borrower owed to a Subsidiary shall not include Receivables Financing Indebtedness, if any, resulting from the sale of Receivables by the Borrower to the Subsidiary pursuant to a Receivables Purchase Facility permitted by Section 7.01(a)(xii).

                  (f) Swap Contracts. The Borrower shall not, and shall not permit any Subsidiary to, enter into Swap Contracts except in the ordinary course of business for the purpose of directly managing risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person.

                  (g) No Conflicts. The Borrower shall not, and shall not permit any Subsidiary to, enter into any material agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any other Loan Document or any instrument or document delivered or to be delivered by it hereunder or thereunder or in connection herewith or therewith.

                  (h) Transactions with Affiliates. The Borrower shall not, and shall not suffer or permit any Subsidiary to, enter into any material transaction or series of transactions, whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions at least as favorable to the Borrower or its Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, PDVSA or any Affiliate of PDVSA other than the Borrower or any Subsidiary; provided, however, that nothing in this
         Section 7.01(h) shall be deemed to prohibit any Affiliate Guarantee Transaction.

                  (i) Use of Proceeds in an Unfriendly Takeover. The Borrower shall not, and shall not permit any Subsidiary to, use the proceeds of any Loan to purchase or otherwise acquire any publicly owned securities of another Person (or to refinance any indebtedness incurred for such purpose) if following such acquisition the Borrower and its Subsidiaries would own in excess of 15% of the Voting Stock of such Person and either (i) such purchase or acquisition is opposed by such Person's board of directors or other governing body or by a shareholder or shareholders controlling more than 15% of the Voting Stock of such Person, or (ii) the Borrower knows of facts or circumstances that would make it likely that such purchase or other acquisition would be hostile or unfriendly.

                  (j) Sale Leaseback Transaction. The Borrower shall not, and shall not permit any Subsidiary to, enter into any Sale Leaseback Transaction providing for the sale of any portion of any Principal Property unless the book value (as of the end of the fiscal quarter immediately preceding the date of such Sale Leaseback Transaction) of the assets sold in connection with such

         Sale Leaseback Transaction, when aggregated with the book value of all assets sold in connection with all other Sale Leaseback Transactions pertaining to such Principal Property, does not exceed an amount equal to 33-1/3% of the book value of such Principal Property as of September 30, 2002. Any Sale Leaseback Transaction permitted pursuant to the preceding sentence shall be treated as a Disposition for purposes of
         Section 7.01(b)(v). The Borrower and its Subsidiaries may enter into Sale Leaseback Transactions providing for the sale of other assets and the leaseback of such assets to the Borrower or any Subsidiary, provided that, any Sale Leaseback Transaction involving such a sale shall be treated as a Disposition for purposes of Section 7.01(b)(v).

                  (k) Restriction on Use of Proceeds. The Borrower shall not, and shall not allow any Subsidiary to use the proceeds of any Loan, directly or indirectly, to make or invest in any loan or advance to, or to purchase or acquire any obligations or securities of, PDVSA or an Affiliate of PDVSA except for the Borrower or any Subsidiary of the Borrower.

                  (l) Nature of Business. The Borrower shall not, and shall not permit any Subsidiary to, engage in any business or operations except those in which the Borrower and its Subsidiaries are engaged on the date hereof or any related business or operations.

                  (m) Restrictive Agreements. The Borrower shall not, and shall not permit any Subsidiary to, enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of any Subsidiary to pay dividends or make other distributions to, or to repay loans or advances to, the Borrower, or to transfer property to the Borrower; provided, however, that this clause (m) shall not prohibit (i) any negative pledge incurred or provided in favor of any holder of Liens permitted under Section 7.01(a)(iii) or (iv) solely to the extent any such negative pledge relates to the property secured by such Liens, (ii) limitations on Project Financing/Special Purpose Subsidiaries, provided that the book value of the assets of such Subsidiaries does not at any time exceed five percent (5%) of the consolidated book value of the assets of the Borrower and Subsidiaries or (iii) limitations on Special Purpose Receivables Subsidiaries that engage solely in permitted Receivables Securitization Transactions.

                  (n) Restricted Payments. The Borrower will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, unless (a) no Default or Event of Default is existing immediately before, and none will exist immediately after giving effect to, such Restricted Payment and (b) such Restricted Payment would be permissible under the Indenture as in effect on the date hereof.

                  (o) Key Contracts. The Borrower will not, and will not permit any of its Subsidiaries to,

                           (i) amend, modify or waive any provision of any Key
                  Contract or

                           (ii) terminate or assign any Key Contract prior to
                  the end of its stated initial term,

         if such amendment, modification, waiver assignment, or early termination or any combination thereof would have a Material Adverse Effect.

                  (p) Pledged Entities. The Borrower will not permit any of the Pledged Entities to,

                           (i) create, incur, assume or permit to exist any
                  Indebtedness except Indebtedness created under the Loan Documents;

                           (ii) create, incur, assume or permit to exist any
                  Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, except Liens created under the Collateral Agreement;

                           (iii) engage in any business or activity other than
                  the ownership of, in the case of CITGO Pipeline Holding I, LLC, all the equity interests in Colonial Ventures, L.L.C. and Colonial Pipeline Company owned directly or indirectly by the Borrower, and in the case of CITGO Pipeline Holding II, LLC, all the equity interests in Explorer Pipeline Company owned directly or indirectly by the Borrower and, in each case, activities incidental thereto; or

                           (iv) own or acquire any assets (other than, in the
                  case of CITGO Pipeline Holding I, LLC, all the equity interests in Colonial Ventures L.L.C. and Colonial Pipeline Company owned directly or indirectly by the Borrower, and in the case of CITGO Pipeline Holding II, LLC, all the equity interests in Explorer Pipeline Company owned directly or indirectly by the Borrower and cash) or incur any liabilities (other than liabilities under the Loan Documents, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

         7.02 FINANCIAL COVENANTS.

         (a) Capitalization Ratio. The Borrower shall not permit its Capitalization Ratio to be more than .55 to 1.00 at any time.

         (b) Interest Coverage Ratio. The Borrower shall not permit the ratio of
(i) EBITDA for the Computation Period to (ii) Interest Expense for the Computation Period to be less than 3.00 to 1.00 at the end of any Fiscal Quarter.

         (c) Minimum Net Worth. The Borrower shall not permit at any time Net Worth to be less than $1,800,000,000 plus 50% of aggregate, cumulative Net Income accruing for all Fiscal Quarters ending after June 30, 2002 for which Net Income was positive.

                                  ARTICLE VIII.
                                EVENTS OF DEFAULT

         8.01 EVENT OF DEFAULT. Any of the following shall constitute an "Event of Default":

                  (a) Non-Payment. The Borrower fails to pay, when and as required to be paid herein, any amount of principal of any Loan, or the Borrower or any other Loan Party fails to pay within 5 days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

                  (b) Representation or Warranty. Any representation or warranty by the Borrower or any other Loan Party made or deemed made herein or in or under any other Loan Document or in any written notice, report or certificate delivered pursuant hereto or thereto is incorrect in any material respect on or as of the date made or deemed made or reaffirmed, as the case may be; or

                  (c) Specific Defaults. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), Section 6.04 (with respect to the Borrower's existence),
         Section 6.11, Section 6.12, Section 7.01 (other than Section 7.01(g) and 7.01(l)) or Section 7.02; or

                  (d) Other Defaults. The Borrower or any other Loan Party fails to perform or observe any other term, covenant, condition or agreement contained in this Agreement or any other Loan Document, (and not constituting an Event of Default under any other clause of this Section 8.01) and such default shall continue unremedied for a period of 30 days; or

                  (e) Non-Payment of Other Indebtedness. The Borrower or any Subsidiary (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration or otherwise) in respect of any Material Debt (whether due by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any Material Debt, if, in any such event, the effect of such failure, event or condition is to cause, or to permit the holder or holders thereof or beneficiary or beneficiaries thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause (after the expiration of any applicable grace period or notice period, if any, specified in the relevant document on the date of such failure) such Material Debt to become due and payable or to be required to be repurchased, defeased or redeemed prior to its expressed maturity; or

                  (f) Insolvency; Voluntary Proceedings. The Borrower or any Principal Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (ii) makes an assignment for the benefit of creditors, (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                  (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower or any Principal Subsidiary, and any such proceeding or petition shall not be dismissed within 60 days after commencement; (ii) the Borrower or any Principal Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Borrower or any Principal Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, liquidator or similar person for itself or a substantial portion of its property or business; or any receiver, trustee, custodian, liquidator or similar person is appointed without the application or consent of the Borrower or Principal Subsidiary and the appointment continues undischarged or unstayed for 60 calendar days;

                  (h) ERISA. If (i) any Reportable Event constituting grounds for the termination of any Plan by the PBGC (and the maximum amount of current liability that may be asserted under Title IV of ERISA by reason of the termination of such Plan and all other Plans with respect to which any such event has occurred, shall exceed $10,000,000) or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any such Plan or Plans shall have occurred and be continuing 30 days after written, telegraphic or telephonic notice to such effect shall have been given to the Borrower by the PBGC and the maximum amount of current liability that may be asserted under Title IV of ERISA by reason of the termination of such Plan and all other Plans with respect to which any such event has occurred, shall exceed $35,000,000, or (ii) any Plan shall be terminated with Unfunded Vested Liabilities which could reasonably be expected to have a Material Adverse Effect, or
         (iii) any contribution failure shall occur with respect to a Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or

                  (i) Material Judgments. (i) One or more non-interlocutory judgments (including judgments entered on arbitration awards) is entered against the Borrower or any Subsidiary involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage or effective indemnification by a third party acceptable to the Required Lenders) exceeding $35,000,000, or (ii) any one or more non-monetary non-interlocutory judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and, in the case of clause (i) or (ii), the same shall not have been discharged or execution thereof stayed pending appeal for a period of 30 days after the entry thereof, or if after the expiration of any such stay, any writ or warrant of attachment is levied in respect of such judgment or any creditor commences enforcement proceedings, or within 60 days after the expiration of any such stay such judgment shall not have been discharged; or

                  (j) Invalidity of Loan Documents or Liens under the Security Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower or any other Person contests the validity or enforceability of any Loan Document; or the Borrower denies that it has any or further liability or obligation under any Loan Document, or takes action to revoke, terminate or rescind any Loan Document, or any Lien purported to be created under any Security Document shall cease to be or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document or either Pledged Entity shall (except as a result of a transaction expressly permitted under Section 3.03(II)(b)(i) of the Guarantee and Collateral Agreement) at any time fail to own any equity interest set forth on Schedule 5.19 as being owned by it or the Borrower shall (except as a result of a transaction expressly permitted under Section 3.03(II)(b)(i) of the Guarantee and Collateral Agreement) own directly or indirectly any equity interest in a Colonial Pipeline Entity or in the Explorer Pipeline Entity that is not owned directly by a Pledged Entity; or

                  (k) Change of Control. There occurs any Change of Control, unless prior written consent for such lesser percentage ownership is obtained from the Required Lenders; or

                  (l) Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Borrower or any Subsidiary with respect to any material purchase or lease of goods or services (except only to the extent that the existence of any such default is being contested by the Borrower or such Subsidiary in good faith and by appropriate proceedings) if such default would reasonably be expected to have a Material Adverse Effect; or



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

                  (m) Default of Three-Year Credit Agreement or 364-Day Credit Agreement. Any Event of Default shall occur and be continuing pursuant to the Three-Year Credit Agreement or the 364-Day Credit Agreement.

         8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

                  (a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

                  (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

                  (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

         8.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

         First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

         Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

         Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

         Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

         Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.



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

                                   ARTICLE IX.
                              ADMINISTRATIVE AGENT

         9.01 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

         Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         9.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         9.03 LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Person shall
(a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by the Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any Affiliate thereof.

         9.04 RELIANCE BY ADMINISTRATIVE AGENT.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

         9.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Affiliates which may come into the possession of any Agent-Related Person.



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

         9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do
so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all the Loans and other Obligations and the resignation of the Administrative Agent.

         9.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Credit Suisse First Boston and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Borrower and its Affiliates as though Credit Suisse First Boston were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Credit Suisse First Boston or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Credit Suisse First Boston shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" include Credit Suisse First Boston in its individual capacity.

         9.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and
10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative



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

Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         9.10 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

         (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 10.04) allowed in such judicial proceeding; and

         (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 10.04.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

                                   ARTICLE X.
                                  MISCELLANEOUS

         10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower and each Loan Party party thereto, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

         (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

         (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

         (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

         (d) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

         (e) change Section 2.11 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or

         (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (ii) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

         10.02 NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

         (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection
(c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                  (i) if to the Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

                  (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower and the Administrative Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after





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

deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by the Administrative Agent. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

         (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on the Borrower, the other Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

         (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Interest Period Notices) purportedly given by or on behalf of the Borrower or any other Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower or any other Loan Party. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.04 ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes



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

related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this
Section 10.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all the Loans and other Obligations.

         10.05 INDEMNIFICATION BY THE BORROWER. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this
Section 10.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the Loans and other Obligations.

         10.06 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.



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

         10.07 SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section,
(ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (i) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment or the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment or Loans subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; (iii) any assignment of a Commitment or Loan must be approved by the Administrative Agent unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered



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

to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) As used herein, the following terms have the following meanings:

                  "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by the Administrative Agent; provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.



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

                  "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

         (i) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this
Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

         10.08 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in



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connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder;
(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Borrowings. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         10.09 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         10.10 INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.



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

         10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.12 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

         10.14 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.15 TAX FORMS. (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable





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Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

         (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

         (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a); provided that if such Lender shall have satisfied the requirement of this Section 10.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section
3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

         (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 10.15(a).

         (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

         (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefore, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, the repayment of all the Loans and other Obligations hereunder and the resignation of the Administrative Agent.

         10.16 REPLACEMENT OF LENDERS. Under any circumstances set forth herein providing that the Borrower shall have the right to replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by the Borrower in such instance) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b) or
Section 3.06(c), it shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to Section 3.01 or 3.04, or made similar determinations of illegality pursuant to Section 3.02 and failed to cure such illegality by designating a different Lending Office. The Borrower shall
(x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.05), and (y) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Loans.

         10.17 CERTAIN REPURCHASES OF TAX-EXEMPT BONDS. For the avoidance of doubt, any requirement of the Borrower to repurchase Tax-Exempt Bonds arising from the termination of, or failure to replace, letters of credit supporting such Tax-Exempt Bonds shall not for purposes of this Agreement be considered an event or condition that permits the holders thereof to cause such Tax-Exempt Bonds to be required to be repurchased prior to their expressed maturity.

         10.18 GOVERNING LAW.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF NEW YORK applicable to agreements made and to be performed entirely within such State; PROVIDED THAT THE ADMINISTRATIVE Agent AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         10.19 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR

HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         10.20 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    CITGO PETROLEUM CORPORATION,


                                    By:   /s/ EDDIE R. HUMPHREY
                                          ---------------------------------
                                    Name:  Eddie R. Humphrey
                                          ---------------------------------
                                    Title: Senior Vice President Finance
                                           Administration and Chief Financial
                                           Officer
                                          ---------------------------------

                                    CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS
                                    BRANCH, as Administrative Agent and a
                                    Lender,


                                    By:   /s/  JAMES MORAN
                                          ---------------------------------
                                    Name:  James Moran
                                          ---------------------------------
                                    Title: Director
                                          ---------------------------------


                                    By:   /s/  JOEL GLODOWSKI
                                          ---------------------------------
                                    Name:  Joel Glodowski
                                          ---------------------------------
                                    Title: Managing Director
                                          ---------------------------------

                                                               EXECUTION VERSION





                       GUARANTEE AND COLLATERAL AGREEMENT

                                   DATED AS OF

                               FEBRUARY 27, 2003,

                                      AMONG

                          CITGO PETROLEUM CORPORATION,

                         CITGO PIPELINE HOLDING I, LLC,

                         CITGO PIPELINE HOLDING II, LLC,

                                       AND

               CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH,

                             AS ADMINISTRATIVE AGENT

                                Table of Contents

                                                                                  Page
ARTICLE I
         SECTION 1.01.  Credit Agreement.............................................1
         SECTION 1.02.  Other Defined Terms..........................................1

ARTICLE II
         SECTION 2.01.  Guarantee....................................................2
         SECTION 2.02.  Guarantee of Payment.........................................3
         SECTION 2.03.  No Limitations, Etc..........................................3
         SECTION 2.04.  Reinstatement................................................4
         SECTION 2.05.  Agreement To Pay; Subrogation................................4
         SECTION 2.06.  Information..................................................4

ARTICLE III
         SECTION 3.01.  Pledge.......................................................4
         SECTION 3.02.  Delivery of the Pledged Collateral...........................5
         SECTION 3.03.  Representations, Warranties and Covenants....................5
         SECTION 3.04.  Certification of Limited Liability Company Interests.........6
         SECTION 3.05.  Registration in Nominee Name; Denominations..................7
         SECTION 3.06.  Voting Rights; Dividends and Interest, etc...................7

ARTICLE IV

ARTICLE V
         SECTION 5.01.  Remedies upon Default........................................8
         SECTION 5.02.  Application of Proceeds.....................................10
         SECTION 5.03.  Securities Act, etc.........................................10
         SECTION 5.04.  Registration, etc...........................................11

ARTICLE VI
         SECTION 6.01.  Indemnity and Subrogation...................................11
         SECTION 6.02.  Contribution and Subrogation................................11
         SECTION 6.03.  Subordination...............................................12

ARTICLE VII
         SECTION 7.01.  Notices.....................................................12
         SECTION 7.02.  Security Interest Absolute..................................12
         SECTION 7.03.  Survival of Agreement.......................................12
         SECTION 7.04.  Binding Effect; Several Agreement...........................13
         SECTION 7.05.  Successors and Assigns......................................13
         SECTION 7.06.  Administrative Agent's Fees and Expenses; Indemnification...13
         SECTION 7.07.  Administrative Agent Appointed Attorney-in-Fact.............13
         SECTION 7.08.  APPLICABLE LAW..............................................14
         SECTION 7.09.  Waivers; Amendment..........................................14
         SECTION 7.10.  WAIVER OF JURY TRIAL........................................14
         SECTION 7.11.  Severability................................................15
         SECTION 7.12.  Counterparts................................................15
         SECTION 7.13.  Headings....................................................15
         SECTION 7.14.  Jurisdiction; Consent to Service of Process.................15
         SECTION 7.15.  Termination or Release......................................16
         SECTION 7.16.  Right of Setoff.............................................16

         Schedule

         Schedule I        Pledged Collateral Capital Stock

                           GUARANTEE AND COLLATERAL AGREEMENT dated as of
                  February 27, 2003, among CITGO PETROLEUM CORPORATION, CITGO PIPELINE HOLDING I, LLC, CITGO PIPELINE HOLDING II, LLC and CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH, as Administrative Agent.


         Reference is made to the Credit Agreement dated as of February 27, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among CITGO Petroleum Corporation (the "Borrower"), the Lenders party thereto and Credit Suisse First Boston, Cayman Islands Branch, as Administrative Agent. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. CITGO Pipeline Holding I, LLC and CITGO Pipeline Holding II, LLC are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

         SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term "instrument" shall have the meaning specified in Article 9 of the New York UCC.

         (b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

         SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "Collateral" means Pledged Collateral.

         "Credit Agreement" has the meaning assigned to such term in the preliminary statement of this Agreement.

         "Equity Interests" means shares of capital stock, partnership, joint venture, member or limited liability or unlimited liability company interests, beneficial interests in a trust or other equity ownership interests in a Person of whatever nature and rights, warrants or options to acquire any of the foregoing.

         "Existing Credit Agreements" means the 364-Day Credit Agreement and the Three-Year Credit Agreement, as amended, restated or replaced and in effect from time to time.

         "Federal Securities Laws" has the meaning assigned to such term in
Section 5.03.

         "Grantor" means the Borrower.

         "Guarantors" means CITGO Pipeline Holding I, LLC and CITGO Pipeline Holding II, LLC.

         "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "New York UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

         "Obligations" means (a) the due and punctual payment by the Borrower of
(i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement, this Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual payment and performance of all obligations of each Loan Party under each interest rate Hedging Agreement that (i) is in effect on the Closing Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Closing Date or (ii) is entered into after the Closing Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such interest rate Hedging Agreement is entered into.

         "Pledged Collateral" has the meaning assigned to such term in Section 3.01.

         "Pledged Securities" means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

         "Pledged Interests" has the meaning assigned to such term in Section 3.01.

         "Proceeds" has the meaning specified in Section 9-102 of the New York UCC.

         "Secured Parties" means (a) the Lenders, (b) the Administrative Agent,
(c) each counterparty to any Hedging Agreement with a Loan Party that either (i) is in effect on the Closing Date if such counterparty is a Lender or an Affiliate of a Lender as of the Closing Date or (ii) is entered into after the Closing Date if such counterparty is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into, (d) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (e) the successors and assigns of each of the foregoing.

                                   ARTICLE II

                                   Guarantee

         SECTION 2.01. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantor and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations; provided that, so long as the Existing Credit Agreements shall remain in effect, the principal amount of the Indebtedness guaranteed under this
Article II shall at no time exceed the greater of (a) 5% of Net Worth (as defined in the Existing Credit Agreements, as in effect on the date hereof) as of the end of the most recent fiscal quarter for which financial statements shall have been delivered or are required to be delivered pursuant to Section 6.01(a) or (b) of each Existing Credit Agreement at such time and (b) any greater amount that would be permitted under the covenants contained in the Existing Credit Agreements to be guaranteed at such time (it being the express intention of the parties that the amount of such guarantee shall not exceed the amount permitted under the Existing Credit Agreements, as in effect on the date hereof, or any greater amount permitted under such agreements as a result of their subsequent amendment). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

         SECTION 2.02. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other Person.

         SECTION 2.03. No Limitations, Etc. (a) The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement; (iii) the release of any security held by the Administrative Agent or any other Secured Party for the Obligations or any of them; (iv) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

         (b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

         SECTION 2.04. Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

         SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation; provided that such promise shall be limited as set forth in the proviso in Section 2.01. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

         SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's and each other Loan Party's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

                                   ARTICLE III

                               Pledged Collateral

         SECTION 3.01. Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, the Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of the Grantor's right, title and interest in, to and under (a) the Equity Interests owned by it and listed on Schedule I and any other Equity Interests in the Guarantors obtained in the future by the Grantor and the certificates representing all such Equity Interests (the "Pledged Interests"),
(b) all other property at any time held directly by the Borrower representing any interest in property of either Guarantor, either Colonial Pipeline Entity or the Explorer Pipeline Entity, or the proceeds of any dividend, distribution or transfer of property to the Borrower by either Guarantor, either Colonial Pipeline Entity or the Explorer Pipeline Entity, (c) all other property that may be delivered to and held by the Administrative Agent pursuant to the terms of this Section 3.01; (d) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (e) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b),

(c) and (d) above; and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the ("Pledged Collateral").

         TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

         SECTION 3.02. Delivery of the Pledged Collateral. (a) The Grantor agrees promptly to deliver or cause to be delivered to the Administrative Agent any and all Pledged Securities.

         (b) Upon delivery to the Administrative Agent, the Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request. The delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

         SECTION 3.03. Representations, Warranties and Covenants. (I) The Grantor represents, warrants and covenants to and with the Administrative Agent, for the benefit of the Secured Parties, that:

                  (a) Schedule I correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by the Pledged Interests and includes all Equity Interests required to be pledged hereunder in order to satisfy the Collateral and Guarantee Requirement;

                  (b) the Pledged Interests have been duly and validly authorized and issued by the issuers thereof and are fully paid and nonassessable;

                  (c) except for the security interests granted hereunder, the Grantor (i) is and will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as owned by the Grantor, (ii) holds the same free and clear of all Liens,
         (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by this Agreement, and
         (iv) subject to Section 3.06, will cause any and all Pledged Collateral, whether for value paid by the Grantor or otherwise, to be forthwith deposited with the Administrative Agent and pledged or assigned hereunder;

                  (d) except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

                  (e) the Grantor (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement), however arising, of all Persons whomsoever;

                  (f) no consent of any other Person (including stockholders, partners, members or creditors of the Grantor, any Governmental Authority or any securities exchange) was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

                  (g) by virtue of the execution and delivery by the Grantor of this Agreement, when any Pledged Securities are delivered to the Administrative Agent in accordance with this Agreement, the Administrative Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and

                  (h) the pledge effected hereby is effective to vest in the Administrative Agent, for the benefit of the Secured Parties, the rights of the Administrative Agent in the Pledged Collateral as set forth herein.

         (II) Each Guarantor represents, warrants and covenants to and with the Administrative Agent, for the benefit of the Secured Parties, that:

                  (a) Schedule 5.19 to the Credit Agreement correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests in the Colonial Pipeline Entities and the Explorer Pipeline Entity owned by such Guarantor (collectively, the "Pipeline Interests");

                  (b) such Guarantor (i) is and will continue to be the direct owner, beneficially and of record, of the Pipeline Interests indicated on such Schedule 5.19 as owned by such Guarantor, other than as a result of any dividend, distribution or transfer of a Pipeline Interest to the Grantor that (x) cannot be prohibited by this Agreement without violation of any debt instrument of the Grantor in effect on the date hereof and (y) is not consummated prior to the perfection of the security interest in the property that is the subject of such dividend, distribution or transfer granted under clause (b) of Section 3.01 of this Agreement, (ii) holds the same free and clear of all Liens, and
         (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, any Pipeline Interest (except as contemplated by clause (i));

                  (c) such Guarantor (i) has the power and authority to execute and deliver and perform its obligations under this Agreement and (ii) will defend its title or interest to or in its Pipeline Interests against any and all Liens (other than any Lien created by this Agreement), however arising, of all Persons whomsoever; and

                  (d) no consent of any other Person (including stockholders, partners, members or creditors of the Guarantor, any Governmental Authority or any securities exchange) was or is necessary to the agreements of such Guarantor hereunder (other than such as have been obtained and are in full force and effect).


         SECTION 3.04. Certification of Limited Liability Company Interests. Each interest in any limited liability company pledged hereunder shall be represented by a certificate, shall be a "security" within the meaning of
Article 8 of the New

York UCC and shall be governed by Article 8 of the New York UCC. The charter documents of each such limited liability company shall include an express provision providing that each interest in such entity "is a security governed by
Article 8 of the Uniform Commercial Code in effect in the State of New York on the date hereof".

         SECTION 3.05. Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Grantor, endorsed or assigned in blank or in favor of the Administrative Agent. The Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of the Grantor. The Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

         SECTION 3.06. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified the Grantor that its rights under this Section are being suspended:

                  (i) The Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Administrative Agent or the other Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

                  (ii) The Administrative Agent shall execute and deliver to the Grantor, or cause to be executed and delivered to the Grantor, all such proxies, powers of attorney and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

                  (iii) The Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by the Grantor, shall not be commingled by the Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement).

         (b) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantor of the suspension of its rights under paragraph

(a)(iii) of this Section 3.06, then all rights of the Grantor to dividends, interest, principal or other distributions that the Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by the Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of the Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the Grantor has delivered to the Administrative Agent certificates to that effect, the Administrative Agent shall, promptly after all such Events of Default have been cured or waived, repay to the Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph
(a)(iii) of this Section 3.06 and that remain in such account.

         (c) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantor of the suspension of its rights under paragraph (a)(i) of this Section 3.06, then all rights of the Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Administrative Agent under paragraph (a)(ii) of this
Section 3.06, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantor to exercise such rights.

         (d) Any notice given by the Administrative Agent to the Grantor suspending its rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing and (ii) may suspend the rights of the Grantor under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent's rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

                                   ARTICLE IV

                             [Intentionally Omitted]

                                    ARTICLE V

                                    Remedies

         SECTION 5.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, the Grantor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         The Administrative Agent shall give the Grantor 10 days' written notice (which the Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of the Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from the Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and the Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

         SECTION 5.02. Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

                  FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of the Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

                  SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

                  THIRD, to the Grantor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

         SECTION 5.03. Securities Act, etc. In view of the position of the Grantor in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Collateral permitted hereunder. The Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. The Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

         SECTION 5.04. Registration, etc. The Grantor agrees that, upon the occurrence and during the continuance of an Event of Default hereunder, if for any reason the Administrative Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Administrative Agent, use its best efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Administrative Agent to permit the public sale of such Pledged Collateral. The Grantor further agrees to indemnify, defend and hold harmless the Administrative Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Administrative Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Grantor or the issuer of such Pledged Collateral by the Administrative Agent or any other Secured Party expressly for use therein. The Grantor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such states as may be requested by the Administrative Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. The Grantor will bear all costs and expenses of carrying out its obligations under this Section
5.04. The Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 5.04 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 5.04 may be specifically enforced.

                                   ARTICLE VI

                    Indemnity, Subrogation and Subordination

         SECTION 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment (it being understood that in no circumstances will the Secured Parties receive payment in excess of the Obligations).

         SECTION 6.02. Contribution and Subrogation. Each Guarantor (a "Contributing Guarantor") agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation and such other Guarantor (the "Claiming Guarantor") shall not have been fully indemnified by the Borrower as provided in Section 6.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of both Guarantors on the date hereof. Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 to the extent of such payment.

         SECTION 6.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and
6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6.01 and
6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

         (b) The Borrower and each Guarantor hereby agrees that all Indebtedness and other monetary obligations owed by it to the Borrower or any Guarantor shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

                                   ARTICLE VII

                                  Miscellaneous

         SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement.

         SECTION 7.02. Security Interest Absolute. All rights of the Administrative Agent hereunder, the grant of a security interest in the Pledged Collateral and all obligations of the Grantor and Pledgor hereunder to the fullest extent permitted by law shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Grantor or Pledgor in respect of the Obligations or this Agreement.

         SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid.

         SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral or Pledged Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

         SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         SECTION 7.06. Administrative Agent's Fees and Expenses;
Indemnification. (a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expense incurred hereunder as provided in Section 10.04 of the Credit Agreement.

         (b) Without limitation of its indemnification obligations under the other Loan Documents, the Grantor and each Guarantor jointly and severally agree to indemnify the Administrative Agent and the other Indemnitees (as defined in Section 10.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

         (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 7.06 shall be payable on written demand therefor.

         SECTION 7.07. Administrative Agent Appointed Attorney-in-Fact. The Grantor hereby appoints the Administrative Agent its attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent's name or in the name of the Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (e) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

         SECTION 7.08. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7.09. Waivers; Amendment. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

         SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT

OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 7.11. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7.12. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute single contract, and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         SECTION 7.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 7.14. Jurisdiction; Consent to Service of Process. (a) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, the Borrower or its properties in the courts of any jurisdiction.

         (b) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 7.15. Termination or Release. (a) This Agreement, the Guarantee and all other security interests granted hereby shall terminate when all the Loan Document Obligations have been indefeasibly paid in full.

         (b) In connection with any termination or release pursuant to paragraph
(a) the Administrative Agent shall execute and deliver to the Grantor, at the Grantor's expense, all documents that the Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or warranty by the Administrative Agent.

         SECTION 7.16. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Guarantor against any of and all its obligations now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                 CITGO PETROLEUM CORPORATION,

                                 By /s/ EDDIE R. HUMPHREY
                                   ---------------------------------------

                                   Name: Eddie R. Humphrey
                                   Title: Senior Vice President
                                          Finance Administration and
                                          Chief Financial Officer


                                 CITGO PIPELINE HOLDING I, LLC,

                                 by   CITGO Petroleum Corporation, its Member,

                                   by /s/ EDDIE R. HUMPHREY
                                     -------------------------------------

                                   Name: Eddie R. Humphrey
                                   Title: Senior Vice President
                                          Finance Administration and
                                          Chief Financial Officer


                                 CITGO PIPELINE HOLDING II, LLC,

                                 by   CITGO Petroleum Corporation, its Member,

                                   by /s/ EDDIE R. HUMPHREY
                                     -------------------------------------

                                   Name: Eddie R. Humphrey
                                   Title: Senior Vice President
                                          Finance Administration and
                                          Chief Financial Officer


                                 CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS
                                 BRANCH, as Administrative Agent,

                                 By /s/ JAMES P. MORAN
                                   ---------------------------------------

                                   Name:  James P. Moran
                                   Title: Director

                                 By /s/ JOEL GLODOWSKI
                                   ---------------------------------------
                                   Name:  Joel Glodowski
                                   Title: Managing Director